Exhibit 4(a)


               THE SAVINGS AND PROFIT SHARING FUND

                               OF

                         SEARS EMPLOYEES


                  In Effect Since July 1, 1916

            Restated Effective as of August 14, 1996



                            SECTION 1

                          Introduction


    1.1 Purposes. The Savings and Profit Sharing Fund of Sears Employees (the "Plan") was established by Sears, Roebuck and Co. (the "Company") for the following purposes:

    (i) To permit eligible employees of the employers to share in the profits of, and to acquire a proprietary interest in, the Company; and

    (ii) To encourage the habit of saving; and

    (iii)To provide a plan through which each eligible employee may accumulate his own savings, his portion of the Employers' Contribution and the earnings on his accumulations as a means of providing additional income for himself at the close of his active business years.


It is intended that the Plan will furnish to those participants who remain in the employ of the employers until they reach the age when they retire from active service, a sum to provide for them in part thereafter; and that even those who do not remain until retirement may accumulate a sum to provide for their future security. The Plan is amended and restated herein effective as of August 14, 1996. On December 20, 1989, an employee stock ownership plan feature (the "ESOP") was added to the Plan. The Plan was amended and restated effective as of June 30, 1995 (the "Effective Date"), and consists of a profit sharing and stock bonus plan which is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code, and an employee stock ownership plan which is intended to qualify as a stock bonus plan under section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under section 4975(e)(7) of the Internal Revenue Code. The assets of the ESOP shall consist of the Supplement C Shares Fund, the Supplement C Cash Equivalents Fund and all other amounts attributable to Employers' Contributions and participants' after-tax deposits, including Employers' Contributions and participants' after-tax deposits made with respect to plan years beginning before January 1, 1990. The assets of the ESOP shall be invested primarily in common shares of the Company ("Company Shares") which qualify as "employer securities" within the meaning of section 409(l) of the Internal Revenue Code.

         (a) Split Up of Plan. Prior to the Effective Date, the Plan included assets attributable to a profit sharing and stock bonus plan feature, a leveraged employee stock ownership plan feature ("ESOP") and a tax credit employee stock ownership feature ("ESOF"). As of the Effective Date the Plan was split into two separate plans: (1) a profit sharing and stock bonus plan and leveraged employee stock ownership plan providing benefits to eligible employees of the Company and its affiliates (exclusive of The Allstate Corporation and its subsidiaries (the "Allstate Group")), which continued to hold the assets attributable to the profit sharing and stock bonus plan, ESOF and ESOP features of the Plan which were allocable to employees and former employees of the Company and its affiliates other than the Allstate Group and certain of the assets held in the ESOP suspense account, and which continued to be known as The Savings and Profit Sharing Fund of Sears Employees; and (2) a profit sharing and stock bonus plan and leveraged employee stock ownership plan providing benefits to eligible employees of the Allstate Group, to which were transferred the assets attributable to the profit sharing and stock bonus plan, ESOF and ESOP features of the Plan which were allocable to employees and former employees of the Allstate Group and certain of the assets held in the ESOP suspense account, and which is known as The Savings and Profit Sharing Fund of Allstate Employees (the "Allstate Plan").

         (b) Spinoff of Dean Witter, Discover & Co. Prior to June 30, 1993, Dean Witter, Discover & Co. ("DWDC") and its affiliates were members of the controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) that includes the Company. On June 30, 1993, all of the shares of DWDC held by the Company were distributed to the shareholders of the Company as a spinoff dividend and DWDC thereby ceased to be a member of the controlled group of corporations that includes the Company. Effective as of June 29, 1993, participants in the Plan who were employed by DWDC or an affiliate of DWDC following the DWDC spinoff (the "Transferred DWDC Participants") ceased to actively participate in the Plan. As a result of the spinoff of DWDC from the Company, Company Shares which had been held in participants' accounts under the Plan were converted into Company Shares and shares of DWDC that were received as dividends with respect to such Company Shares. The Company Shares and the dividended DWDC shares each represent a portion of the value of pre-spinoff investments of participants' accounts in Company Shares. Accordingly, the Company determined that in order to provide participants with the opportunity to continue to hold the same economic investment following the DWDC spinoff as before and enhanced investment flexibility following the spinoff, the Plan shall provide for not only a Company Shares Fund and a Supplement C Shares Fund, but also a DWDC Shares Fund. As provided in subsection 5.3(a), and subject to the provisions thereof, participants may elect to continue holding shares of DWDC in their accounts under the Plan, or may elect to sell all or a portion of such shares and reinvest the proceeds in the Company Shares Fund. The DWDC Shares Fund is provided solely to permit the continued holding of shares of DWDC allocated to participants' accounts as a result of the spinoff of DWDC. Accordingly, no future contributions or investment transfers may be made to the DWDC Shares Fund.

         (c) Spinoff of The Allstate Corporation. Prior to the Effective Date, The Allstate Corporation ("Allstate") and its subsidiaries were members of the controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) that includes the Company. As of the Effective Date all of the shares of Allstate held by the Company will be distributed to the shareholders of the Company as a spinoff dividend and Allstate will thereby cease to be a member of the controlled group of corporations that includes the Company. As a result of the spinoff of Allstate from the Company on the Effective Date, Company Shares held in participants' accounts under the Plan will be converted into Company Shares and shares of Allstate that will be received as dividends with respect to such Company Shares. The Company Shares and the dividended Allstate shares will each represent a portion of the value of pre-spinoff investments of participants' accounts in Company Shares. Accordingly, the Company has determined that in order to provide participants with the opportunity to continue to hold the same economic investment following the Allstate spinoff as before and enhanced investment flexibility following the spinoff, the Plan shall provide for not only a Company Shares Fund, a Supplement C Shares Fund and a DWDC Shares Fund, but also an Allstate Shares Fund. As provided in subsection 5.3(b), and subject to the provisions thereof, participants may elect to continue holding shares of Allstate in their accounts under the Plan, or may elect to sell such shares and reinvest the proceeds in Company Shares. The Allstate Shares Fund is provided solely to permit the continued holding of shares of Allstate allocated to participants' accounts as a result of the spinoff of Allstate. Accordingly, no future contributions or investment transfers may be made to the Allstate Shares Fund.


    1.2 The Employers. The term "employers" shall mean the Company and those affiliates of the Company whose employees are eligible to participate in the Plan, as designated by the Company.

    1.3 Administration. Title to all assets of the Plan is held by one or more Trustees appointed by the Company. The Plan is administered by a Profit Sharing Plan Administrator (the "Plan Administrator") appointed by the Company, as described in subsection 8.5. Subject to the provisions of section 8, the assets of the Plan are managed and controlled by an Investment Committee appointed by the Company, consisting of one or more individuals, none of whom is a Trustee. Each participant in the Plan shall be a "named fiduciary" within the meaning of section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent that Company Shares or shares of DWDC or Allstate, whether or not allocated to his accounts, are voted or tendered according to the participant's directions. The Investment Committee and the Company are "named fiduciaries," but solely to the extent that they have any fiduciary responsibilities under the Plan and the related trusts, including any responsibilities with respect to the acquisition, retention and disposition of Plan assets.

    1.4 Plan Year. The fiscal year of the Plan will commence on January 1 of each year and end on December 31 of the same year. The fiscal year of the Plan shall be the "plan year" for purposes of ERISA.

    1.5 Gender, Number and Terms. The masculine pronoun wherever used, shall include the feminine pronoun, and where the context admits, singular words shall include the plural thereof. The term "employees" means all individuals who are employees of the employers, including those designated as "associates" by their employer.

    1.6 Supplements. From time to time the Company may adopt supplements to the Plan. Each supplement will be attached to and will form a part of the Plan and will supersede the provisions of the Plan to the extent necessary to eliminate any inconsistencies between the Plan and such supplement.

                            SECTION 2
                  Eligibility and Participation

    2.1 Participation Voluntary. Participation in the Plan on the part of eligible employees is voluntary. Employees who become eligible to make deposits to the Plan will be notified by their employer of the date as of which they are first eligible to do so, but thereafter neither the employers, the Plan Administrator nor the Trustee shall have any duty to remind eligible employees of their continuing eligibility. An employee who, although eligible to make deposits, chooses not to make deposits when first eligible to do so may elect to make deposits to the Plan and become a participant as of the first day of any plan year thereafter so long as such eligible employee remains in the employ of the employers. The Plan Administrator may, from time to time, permit an open enrollment period during which employees who were eligible to make deposits but previously chose not to do so or who suspended deposits in a prior plan year may elect to make or resume deposits to the Plan and become participants in the Plan as of the date specified by the Plan Administrator. Notwithstanding the preceding sentence, any such open enrollment period shall not apply (i) to participants who have suspended deposits during the plan year in which the open enrollment period occurs, and (ii) at the discretion of the Plan Administrator, to highly-compensated employees as defined in subparagraph
(f) of subsection 3.3.

    2.2 Regular Employees. Each regular employee who was employed by an employer prior to January 1, 1989 is eligible to become a participant upon completion of one year of continuous service. Each other regular employee of an employer will be eligible to make deposits to the Plan and become a participant upon both attainment of age 21 years and completion of one year of continuous service. A "regular employee" shall mean any employee of an employer who regularly is scheduled to work the full work week in the unit to which he is assigned, including any individual who is treated, under the provisions of sections 406 and 407 of the Internal Revenue Code, as amended, as an employee of a domestic corporation which is an employer, or a domestic parent corporation which is an employer.

    2.3 Part-Time Regular Employees. Each part-time regular employee who was employed by an employer prior to January 1, 1989 is eligible to make deposits to the Plan and become a participant upon completion of the 1,000 hours of service requirement. Each other part-time regular employee of an employer will be eligible to make deposits to the Plan and become a participant upon both attainment of age 21 years and completion of the 1,000 hours of service requirement. A "part-time regular employee" shall mean any employee of an employer who has completed the 1,000 hours of service requirement and who regularly is scheduled to work less than the full work week in the unit to which he is assigned. The "1,000 hours of service requirement" means that an employee must complete 1,000 hours of service within the 12-month period commencing with the employee's employment commencement date and, if the employee shall not have completed 1,000 hours of service within such 12-month period, then the employee must complete 1,000 hours of service within any subsequent 12-month period, measured from any anniversary of his employment commencement date. An "hour of service" means each hour for which an employee is directly or indirectly paid or entitled to payment by an employer or a controlled group member (as described in subsection 2.4 below) for the performance of duties or for reasons other than the performance of duties, including each hour for which backpay, irrespective of mitigation of damages, has either been awarded or agreed to by an employer or a controlled group member, determined and credited in accordance with Department of Labor Regulations section 2530.200b-2, or under any other section or sections of such regulations which may amend, supplement or supersede said section of such regulations.

    2.4 Continuous Service. An employee's "continuous service" shall be the continuous period of service with an employer (including as an employer for purposes of this subsection Sears Canada, Inc. and any affiliate of the Company which qualifies as a member of a controlled group of corporations within the meaning of section 1563(a) of the Internal Revenue Code for purposes of section 414(b) of said Code) commencing with the employment commencement date and ending with the date of severance from service with all employers and all controlled group members. Such severance shall occur when the employee resigns, retires, is discharged or dies, or when any approved leave of absence expires without the employee returning to employment, but not earlier than the later of the first date of absence from active service for any reason and the expiration of an employee's leave of absence without returning to employment, as the case may be, where there is no severance from service by reason of resignation, retirement or discharge occurring during such absence. Continuous service shall include any period subsequent to the date of severance from service if the employee is reemployed by an employer within 12 months following the date of severance from service due to resignation, retirement or discharge. With respect to each employee of a member of the Allstate Group on the Effective Date who transfers employment to the Company or an affiliate of the Company (other than a member of the Allstate Group) within twelve months following the Effective Date, continuous service shall also include, to the extent not otherwise included in the above definition, any continuous service credited to such employee under the Allstate Plan as of the date of such employment transfer.

    2.5 Participant and Restricted Participant. The term "participant" means an eligible employee who has an account under the Plan or who is making deposits to the Plan, and, to the extent provided in subsection 2.6, also includes the beneficiary of a deceased participant. The term "restricted participant" means a participant who has separated from service with all of the employers and controlled group members, but who has not yet received a complete distribution of his account balances. Except to the extent permitted under subsection 7.1, a restricted participant may not elect a withdrawal from his accounts pursuant to subsection 3.6. For purposes of this subsection 2.5 and 3.6, a participant to whom distribution is permitted under the disposition exception set forth in subsection 7.3 shall be considered a restricted participant when he terminates employment with the employers and controlled group members regardless of whether such termination also constitutes a separation from service.

    2.6 Period of Participation. When distribution of the interest of a participant is deferred beyond or cannot be made until after the date of severance from service, the participant (or, in the case of his death, his beneficiary) will be considered and treated as a participant in the Plan with respect to the undistributed interest of such participant for all purposes, except as follows:

    (a) The participant and his beneficiary will not share in the Employers' Contribution after severance from service, except as provided in subsection 6.5.

    (b) The beneficiary of a participant cannot designate a beneficiary of such undistributed interest under subsection 7.4.

    (c) The beneficiary of a participant may not make investment elections or transfers under subsections 5.3, 5.11 and 5.12.

    (d) All amounts allocated to a participant's accounts shall automatically be transferred to the Money Market Fund upon the participant's death, except for amounts allocated to the participant's Company Shares account, the participant's Supplement C Shares account, the participant's DWDC Shares account, the participant's Allstate Shares account, and Cash Equivalents accounts maintained for the participant.

    2.7 Reemployment. A participant (or a regular employee or part-time employee who on the date of severance was eligible to become a participant) who severs from service with the employers due to resignation, retirement or discharge, and who is reemployed by an employer shall be eligible to make deposits to the Plan immediately upon such reemployment subject to the following:

    (a) In the case of an employee or participant who is reemployed during the same plan year in which his severance from service occurred, the percentage rates of his deposits under subsection 3.2 and the participant's investment elections under subsection 5.11 which applied prior to his severance also will apply following his reemployment; and in the case of a participant who is reemployed subsequent to such plan year, the percentage rates and the investment elections selected by him when he rejoins the Plan shall be applicable until changed in accordance with subsections 3.4 and 5.11;

    (b) Any amount allocable to him under subsection 6.5 for the plan year during which his reemployment date occurs will be calculated on the basis of the aggregate of his basic pre-tax deposits during such plan year after rejoining the Plan plus any basic pre-tax deposits previously made by him for such plan year, but, in the case of a participant who was reemployed during the same plan year in which his severance from service occurred, any such amount as so calculated then will be reduced by any amounts which previously shall have been credited and distributed to him during such plan year in accordance with clause (v) of subparagraph 6.5(a); and

    (c) For the plan year during which his reemployment date occurs, he will be permitted to make deposits following reemployment only with respect to that part of his compensation received in such plan year following such reemployment.

    2.8  Leased Employees.  If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "leased employee," such leased employee shall not be eligible to participate in this Plan or in any other plan maintained by an employer or a related company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a related company which has not adopted the Plan; provided, however, that no such service shall be credited:

    (a) for any period during which not more than 20% of the non-highly compensated workforce of the employers and the related companies consists of leased employees and the leased employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code; or

    (b) for any other period unless the leased employee provides satisfactory evidence to the employer or related company that he meets all of the conditions of this subsection 2.8 and applicable law required for treatment as a leased employee.

For purposes of paragraph (a) above, "highly-compensated" shall have the meaning set forth in paragraph 3.3(f).

                            SECTION 3
                Employee Deposits and Withdrawals

    3.1 Definition of Compensation. "Compensation" of an employee for any plan year shall mean total cash compensation not in excess of the maximum limitation described in section 401(a)(17) of the Internal Revenue Code, as that limitation is adjusted from time to time by the Secretary of Treasury to reflect cost of living increases, paid to such employee for personal services rendered to an employer, including salary, wages, pre-tax employee deposits under this or any other qualified profit sharing or stock bonus plan maintained by an employer, bonuses, incentive payments, commissions, overwrites, vacation pay, unit closing allowances (except to the extent such allowances are paid in a lump sum), employer payments for temporary military service and short-term illness allowances, but excluding any awards under any long-term executive compensation plan, service allowances, retirement or profit sharing benefits, employer contributions on behalf of the employee to a cafeteria plan of an employer pursuant to section 125 of the Internal Revenue Code (except for applying the deferral percentage under section 401(k)(3) and the contribution percentage under section 401(m)(2) of the Internal Revenue Code), long-term disability benefit payments, prizes or awards, retainers, living expense allowances, moving allowances, payments or reimbursements in connection with moving expenses, special geographic differentials, medical expense reimbursements, lump sum payments for vacations earned but not taken, overseas compensation adjustments (as determined under the employer's personnel policy), dividends paid with respect to shares of restricted stock, cash payments received pursuant to stock options, other special compensation of any kind and compensation paid to an insurance agent for writing involuntary insurance business (i.e., business which is placed through or reinsured with a plan, association or organization established pursuant to a statute or regulation or a cooperative plan of the insurance industry, to afford coverage for risks not generally acceptable for insurance).

    3.2 Amount and Types of Deposits. References in this section 3 and elsewhere in the Plan to participants' deposits made on a "pre-tax" or "after-tax" basis mean deposits made by them from their compensation either before or after the imposition of federal income taxes, irrespective of whether the deposits made from such compensation are either before or after the imposition of state, local or other taxes. Subject to the conditions and limitations of this subsection and subsections 2.7 and 6.6, participants may elect to make deposits under the Plan as follows:

    (a) Basic Pre-Tax Deposits. Subject to the limitations of subparagraph (e) below, a participant may elect to make "basic pre-tax deposits" under the Plan from one percent through 5 percent, in whole percentages, of the participant's compensation in order to share in the Employers' Contribution; provided, however, to the extent that the amount of a participant's basic pre-tax deposits for a plan year are limited by the requirements of subparagraph (e) below, such deposits will be reduced in order to comply with such requirements. Pursuant to the participant's salary deferral authorization, such pre-tax deposits shall be made by a reduction of the participant's compensation in the percentage specified by the participant, and a contribution by the employers under the Plan of the amount of such reduction.

    (b) Additional Pre-Tax Deposits. Subject to the limitation in subparagraph (e) below, a participant who is making basic pre-tax deposits of 5 percent may elect to make "additional pre-tax deposits" of a whole percentage, not exceeding 12 percent of the participant's compensation; provided, however, to the extent that the amount of a participant's additional pre-tax deposits for a plan year are limited by the requirements of subparagraph (e) below, such deposits will be reduced in order to comply with such requirements. Pursuant to the participant's salary deferral authorization, such additional pre-tax deposits shall be made by a reduction of the participant's compensation in the appropriate percentage and a contribution by the employers of the amount of such reduction. No Employers' Contribution will be allocated under the Plan with respect to the participants' additional pre-tax deposits.

    (c) After-Tax Deposits. A participant may elect to make after-tax deposits of a whole percentage not exceeding 10% of the participant's "adjusted compensation," regardless of whether the participant is making any basic pre-tax deposits. However, in no event shall a participant's after-tax deposits for a plan year exceed $15,000. A participant's "adjusted compensation" shall be in the amount of his compensation, as defined in subsection 3.1, reduced by the amount of pre-tax deposits made by such participant under the Plan. Deposits will be withheld from the adjusted compensation payable to participants by the employers from time to time, and each participant must execute a payroll deduction authorization for such withholding. No Employers' Contribution will be allocated with respect to participants' after-tax deposits, except as provided in subparagraph 3.3(c).

    (d) Maximum Deposits. The amount of a participant's pre-tax deposits and after-tax deposits for a plan year may not in the aggregate exceed 17 percent of such participant's compensation for such year.

    (e) Maximum Pre-Tax Deposits. The amount of a participant's pre-tax deposits made under this plan and the amount of contributions made on a pre-tax basis by such participant under all other cash or deferred arrangements of the employers (as defined in subsection 2.4) intended to meet the requirements of section 401(k) of the Internal Revenue Code during a calendar year may not in the aggregate exceed the maximum limitation described in section 402(g) of the Internal Revenue Code, as that limitation is adjusted from time to time by the Secretary of Treasury to reflect cost of living increases. Accordingly, to the extent that a participant's deposits made pursuant to subparagraph (a) or (b) above for any calendar year exceed the limitation described above, such excess (and any earnings allocable thereto) shall be distributed to him in cash as soon as is practicable after such excess is discovered, but in no event later than the April 15 following the close of the plan year in which such excess deposit was made. Distribution of such excess shall be made first by reducing a participant's additional pre-tax deposits made pursuant to subparagraph (b) above, if any, and then by reducing a participant's pre-tax deposits made pursuant to subparagraph (a) above. Upon a participant's written notification and direction received by the Plan Administrator that such participant's pre-tax deposits under this plan and contributions made on a pre-tax basis under any other cash or deferred arrangement that is not sponsored by the employers in which he is a participant exceed the limitations described above for a calendar year, such portion of the pre-tax deposits (and any earnings allocable thereto) for such calendar year, as the participant shall specify in such notification, shall be distributed to such participant. Distributions to be made in accordance with the preceding sentence shall be made as soon as is practicable following receipt by the Plan Administrator of such written notification; provided, however, if such written notification is received on or before the March 1 of the year following the calendar year in which such excess occurred, such distribution shall be made by not later than the next April 15.

    3.3 Conditions and Limitations for Deposits. The making of deposits under subsection 3.2 shall be subject to the following:

    (a) Deposits made pursuant to a participant's salary deferral authorization or payroll deduction authorization will be paid to the Trustee as soon as practicable.

    (b) Deposits may not be made by, or withheld from, the compensation of any individual whose place of employment with an employer is outside of the United States of America and who is neither a citizen nor a resident of the United States of America.

    (c) Participants who are residents of Puerto Rico may not make deposits on a pre-tax basis. Therefore, such participants may make only after-tax deposits from one percent through 10 percent, in whole percentages of the participant's compensation. However, in no event shall a participant's deposits for a plan year exceed $22,000. Such a participant's basic after-tax deposits of up to the lesser of 5 percent of compensation or an amount equal to the maximum amount of pre-tax deposits permitted in accordance with subparagraph 3.2(e) will be treated in the same manner as basic pre-tax deposits under the Plan, except that for withdrawal purposes these deposits will be treated as after-tax deposits. Any after-tax deposits in excess of the preceding limitations shall be treated as after-tax deposits for all purposes of the Plan. Accounting for such participants, and other limitations of the Plan, shall be adjusted to reflect this fact.

    (d) Participants' pre-tax deposits are intended to qualify as a cash or deferred arrangement under section 401(k) of the Internal Revenue Code. Accordingly, pre-tax deposits shall be monitored from time to time during each plan year and to the extent, as of the end of the plan year, the pre-tax deposits of highly-compensated employees (as defined in subparagraph
(f) below) would be in excess ("excess deposits") of the limitations imposed on such deposits under the nondiscrimination standards set forth in section 401(k)(3) of the Internal Revenue Code, such deposits will be reduced first by reducing additional pre-tax deposits and then basic pre-tax deposits on the basis of the respective portions of the excess deposits attributable to each of such highly-compensated employees. If a participant's pre-tax deposits are required to be reduced for any plan year, such reduction shall be made by first reducing the rate of such participant's pre-tax deposits for the remainder of such year and then, to the extent any excess deposits remain after such reduction, such remaining excess deposits and any earnings thereon shall be distributed to him in cash.

    (e) Participants' after-tax deposits and prospective Employers' Contributions are intended to meet the contribution percentage requirements of section 401(m) of the Internal Revenue Code. Accordingly, to the extent the after-tax deposits of highly-compensated employees or the Employers' Contributions to be allocated to highly-compensated employees or both would be in excess ("excess deposits" and "excess Employers' Contributions") of the limitations imposed on such deposits and Employers' Contributions under the nondiscrimination standards set forth in section 401(m), such deposits by highly-compensated employees or the Employers' Contribution to be allocated to such employees, or both, will be reduced on the basis of the respective portions of the excess deposits or excess Employers' Contributions, or both, attributable or allocable to each of such highly-compensated employees. If a participant's after-tax deposits are required to be reduced for any plan year, such reduction shall be made first by reducing the rate of such participant's after-tax deposits for the remainder of such year and then, to the extent any excess deposits remain after such reduction, such remaining excess deposits and any earnings thereon shall be distributed to him in cash. Excess Employers' Contributions otherwise allocable to highly-compensated employees shall be reallocated among the accounts of all non-highly-compensated employees otherwise entitled to share in the Employers' Contributions in accordance with subsection 6.5.

    (f) A "highly-compensated employee" is an employee who, at any time during the preceding plan year or during the current year, if during the current year such employee is one of the 100 employees earning the greatest compensation from the employers:

         (i) received compensation from the employers for the year in excess of $75,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue),

         (ii) received compensation from the employers for the year in excess of $50,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue) and was among the top 20 percent of employees of the employers when ranked on the basis of compensation paid during the plan year, or

         (iii)was an officer of an employer and received compensation from the employers for the year in excess of $45,000 (or 50 percent of the limitation in effect under section 415(b)(1)(A) for the plan year), provided that no more than 50 employees of the employers shall be treated as officers.

         "Employees" for the purposes of this subsection means all employees meeting the requirements of subsections 2.2 and 2.3, irrespective of whether or not they have elected to make basic pre-tax deposits for the year.

    (g) At the election of the Plan Administrator, the discrimination testing and correction under paragraphs (d) and (e) of this subsection 3.3 may be performed separately with respect to different groups of eligible employees and participants under the Plan, provided that each such group meets the requirements of applicable regulations under section 401(a)(4) of the Internal Revenue Code.

    3.4 Variation of Rate or Type of Deposits. On or before November 15 of each plan year (or such other dates as may be specified by the Plan Administrator or an employer), a participant may elect to change the rate of his deposits and the designation (i.e., pre-tax or after-tax) of his deposits, which change will be effective with respect to compensation received on and after the beginning of the next succeeding plan year. Any election to make deposits at a specified rate or of a designated type will continue in effect until changed by the participant through an election made in accordance with this subsection.

    3.5 Suspension of Deposits. At any time during a plan year a participant may elect to suspend his pre-tax deposits, his after-tax deposits or all deposits of both types. If a participant elects to suspend deposits during any plan year, such suspension shall be effective with respect to the first payroll period for which such suspension can be made effective under his employer's payroll procedures and shall continue until such participant elects to resume the type or types of deposits suspended in accordance with subsection 3.2 and this subsection 3.5 and such resumption becomes effective. A participant who has suspended deposits under this subsection may elect to resume such deposits on or before November 15 of each plan year (or such other dates as may be specified by the Plan Administrator or an employer), which resumption will be effective with respect to compensation received on and after the beginning of the next succeeding plan year; provided, however, that if such participant elects to resume deposits after November 15 (or a later date specified by the Plan Administrator or an employer) in a plan year but before the end of the plan year, such resumption will be effective with respect to compensation received on and after the beginning of the second next succeeding plan year, unless the participant becomes eligible to resume deposits earlier during an open enrollment period as described in subsection 2.1. Any election to resume deposits will continue in effect until changed by the participant through an election made in accordance with subsection 3.4 or a suspension made in accordance with this subsection.

    3.6 Partial Withdrawals from the Plan Without Terminating Employment. Upon giving prior written notice, a participant other than a restricted participant, may elect to withdraw from the Plan, without terminating employment, an amount specified by him, which amount shall not exceed the participant's entire "interest in the Plan," as defined in subsection 6.1, reduced by an amount equal to the sum of the following:

    (a) Unless the participant has participated in the Plan for at least 5 years, an amount equal to the participant's portion of the last two Employers' Contributions credited to his account under subsection 6.5 preceding the date on which the withdrawal payment is made; plus

    (b) An amount equal to the sum of the aggregate amount of any after-tax deposits made by him since the end of the last preceding calendar year; plus

    (c)  All pre-tax deposits and any earnings attributable thereto.

Notwithstanding the foregoing, a participant who has, except as provided in subparagraph (e) below, withdrawn the maximum amount permitted in accordance with the preceding provisions of this subsection and:

    (d) Who has attained age 59-1/2 years may withdraw his pre-tax deposits and the earnings thereon, except any pre-tax deposits made during the plan year in which the withdrawal request is signed by the participant may not be withdrawn. A participant described in this subparagraph is permitted to make a withdrawal of pre-tax deposits even though he has not withdrawn any part of his Company Shares account.

    (e) Who (i) has not attained age 59-1/2; and (ii) is confronted by a hardship (as defined below) may withdraw his pre-tax deposits (but not in excess of the amount required by such financial emergency), but not the earnings thereon, except any pre-tax deposits made during the plan year in which the withdrawal request is made may not be withdrawn.

For purposes of subparagraph (e) above, a withdrawal will not be considered to be made on account of hardship unless the withdrawal is requested because of an immediate and heavy financial need of the participant caused by one of the following:

    (f) medical expenses described in section 213(d) of the Internal Revenue Code incurred by the participant, the spouse, or any dependents of the participant (as defined in section 152 of the Internal Revenue Code) or necessary for such persons to obtain such medical care;

    (g) purchase (excluding mortgage payments) of a principal residence for the participant;

    (h) payment of tuition for the next 12 months of postsecondary education for the participant, his or her spouse, children or dependents;

    (i) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence;

    (j) expenses directly related to serious damage to the principal residence of the participant caused by a catastrophic event such as fire, flood, hurricane or earthquake;

    (k)  funeral expenses;

    (l) or such other deemed immediate and heavy financial need established from time to time by the Commissioner of Internal Revenue.

To be considered a hardship withdrawal under subparagraph (e), the withdrawal must also be necessary to satisfy the immediate and heavy financial need of the participant, and will be so deemed if the participant represents in writing to the Plan Administrator that the need cannot be relieved:

    (m)  through reimbursement or compensation by insurance or otherwise;

    (n) by reasonable liquidation of the participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

    (o) by ceasing to make deposits to the Plan (or any other deferred compensation plan); or

    (p)  by borrowing on reasonable commercial terms.

Notwithstanding the foregoing provisions of this subsection 3.6, a participant may withdraw his interest in the ESOP portion of the Plan in accordance with subsection C-9.

    3.7 Sources of Withdrawals. Any partial withdrawal will be made from, and will be charged to, the withdrawing participant's subaccounts, subject to the limits on amounts available for partial withdrawals set forth in subsection 3.6: first, from the portion of the participant's subaccounts reflecting his after-tax deposits made prior to January 1, 1987; next, from the portions of the participant's subaccounts reflecting his after-tax deposits made after December 31, 1986 and reflecting the earnings on such after-tax deposits; next, from the portion of the participant's subaccounts reflecting the earnings on his after-tax deposits made prior to January 1, 1987 and from the portion of the participant's subaccounts reflecting Employers' Contributions; and, finally, from the participant's subaccounts reflecting his pre-tax deposits. Unless otherwise requested by the participant, his various investment accounts will be charged in the order and in such proportions as the Plan Administrator may specify, provided that a participant electing withdrawal in the form of Company Shares as provided below shall first have his withdrawal charged against his Company Shares account and his Supplement C Shares account and then from his accounts under the other investment funds in the following order: Money Market account, Fixed Income account, General Investments account, Equity account, DWDC Shares account and Allstate Shares account. A participant who makes a withdrawal may elect to have any specified amounts which would otherwise be paid to him in cash or in shares of DWDC or Allstate (other than amounts attributable to his pre-tax subaccount) used by the Trustee to purchase and distribute whole shares of Company Shares to the participant at a price determined in accordance with subsection 7.2.

    3.8 Method of Making Elections, Revocations, etc. Except as provided in the following sentence, all actions required of, or permitted to be taken by, participants under this section 3 must be in writing on a form prescribed by the Plan Administrator, or the Company, as the case may be, must be dated and signed by the participant taking the action, and, in order to be effective, must be given to the person entitled thereto within any applicable time limit. In addition, to the extent procedures therefore are established by the Plan Administrator, any action permitted or required to be taken by a participant in this section 3 or any other provision of this Plan (other than the election described in the proviso to the second sentence of subsection 5.3(b)) may be made by telephonic or electronic communication, as long as the participant has signed and submitted to the Company an authorization form which substitutes as a signature for all subsequent telephonic and electronic actions taken by the participant.

                            SECTION 4
                     Employers' Contribution

    4.1 Amount of Employers' Contribution. Subject to the terms and conditions of the Plan, including Supplement C hereof, for each fiscal year of the Company, the "Employers' Contribution" to the Plan for the plan year which ends with or within each such fiscal year shall be an amount equal to the lesser of (a) 70 percent of the basic pre-tax deposits made on behalf of participants for such plan year, or (b) the amount determined in accordance with subsection 4.2 for such fiscal year; provided, however, that the Employers' Contribution otherwise required under this subsection
4.1 for any plan year shall be reduced by the fair market value (determined as of December 31 of that plan year) of the Company Shares allocated to the accounts of participants in accordance with paragraph C-8(b) of Supplement
C. The Employers' Contribution shall be allocated to participants' accounts (as described in subsection 6.1) in accordance with the provisions of subsection 6.5.

    4.2 Limitations on Amount of Contribution. Subject to the following provisions of this subsection 4.2, in no event shall the sum of the Employers' Contribution for any plan year ending within a fiscal year exceed an amount equal to (a) 6 percent of the sum of (i) the Net Income of the Company for such fiscal year and (ii) an amount designated by the Company in its sole discretion, which amount shall be no greater than the amount determined by the Company to be the total direct and indirect expenses of the Company and the employers for such fiscal year attributable in whole or in part to the maintenance of the Plan, less (b) the amount determined under clause (ii) above.

    4.3 Definition of Net Income of the Company. The term "Net Income of the Company" for any fiscal year of the Company shall mean net income of the Company (excluding all equity in net income of partially-owned domestic companies accounted for under the equity method of accounting and all equity in net income of foreign companies, whether or not they are consolidated, except for those foreign companies primarily engaged in financing activities of the Company and its domestic subsidiaries, whether or not received as dividends, and excluding gains or losses on the disposition of investments in such companies whose net income is excluded hereby) and its wholly-owned domestic subsidiaries for such fiscal year (excluding those directly and indirectly owned subsidiaries described in Appendix A) before deduction of dividends to shareholders, before provisions for Federal income taxes and profit sharing contributions, before deduction for the expense related to the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 and before deduction for that portion of the administrative expenses and financing costs, as determined by the Company, which are properly allocable to the group commonly referred to as Sears Specialty Merchandising, but after deduction for all pension plan expenses.

    4.4 Medium of Employers' Contribution. The Employers' Contribution will be made either in cash or in Company Shares, or partially in each. Any Company Shares comprising a portion of the Employers' Contribution shall be valued at the fair-market value thereof at the date or dates on which any contribution in that form is made.

    4.5 Time of Employers' Contribution. The Employers' Contribution will be made annually as soon after the end of each fiscal year as an audit of that year's operations will permit, but an employer, to comply with the provisions of subsection 6.5 or at its option, may at any time or times before the end of its fiscal year or prior to the completion of such audit, make advancements to the Plan, either in cash or in Company Shares, or partially in each, in anticipation of such employer's share of the Employers' Contribution for such fiscal year. If the total of any such advancements exceeds such employer's share of the Employers' Contribution for such fiscal year, as determined under subsection 4.6, such excess may be repaid by the Plan to the employer making such excess advancements. Any Employers' Contribution that is made to the Plan after the last day of a plan year (the "prior plan year"), but on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year in which the last day of such prior plan year occurs, may be designated by the employers as an Employers's Contribution
with respect to such prior plan year.     4.6  Allocation of Employers'
Contribution Among Employers. The share of each employer in the Employers' Contribution for any fiscal year shall equal the total sum credited out of such contributions to the accounts of all Plan participants who are employees of said employer.

    4.7 Determination of Net Income of the Company. The determination of Net Income of the Company shall be made, except as otherwise expressly provided, in conformity with generally accepted accounting principles effective at the close of each fiscal year. The firm of independent certified public accountants selected by the Company to make the annual examination of the Company's financial statements shall certify the amount of Net Income of the Company for purposes of the Plan, and such certification shall be conclusive on all persons.

                            SECTION 5
                           Investments

    5.1 In General. The interests of participants will be invested in Company Shares and other Investment Funds in accordance with the following provisions of this section 5.

    5.2  Company Shares Fund and Supplement C Shares Fund.          (a)
Company Shares Fund. Consistent with the stated purposes of the Plan, the Trustee shall invest that portion of the assets of the Plan consisting of the Employers' Contribution in Company Shares to the end that, in the largest measure possible, participants may share in the earnings of the Company and acquire a proprietary interest in the Company; provided, however, that all Employers' Contributions made with respect to plan years beginning on and after January 1, 1990 shall be used to make payments on ESOP Loans (as described in Supplement C) to the extent provided in such Supplement C. The Trustee will also invest assets attributable to participants' after-tax deposits and amounts allocated to participants' DWDC Shares accounts and Allstate Shares accounts in Company Shares in accordance with participants' elections under subsection 5.3 or subsection
5.11. Any Company Shares acquired and held in accordance with this subsection 5.2 will be known and referred to as the "Company Shares Fund." Any portion of each participant's credits to his accounts which is invested in the Company Shares Fund will be allocated to such participant's "Company Shares account" for the beneficial ownership of such participant.

         (b) Supplement C Shares Fund. Supplement C to the Plan provides that amounts attributable to ESOP Loans will be invested in Company Shares. Such Company Shares shall be held and invested in the "Supplement C Shares Fund." Any portion of each participant's credits to his accounts which is invested in the Supplement C Shares Fund will be allocated to such participant's "Supplement C Shares account," for the beneficial ownership of such participant.

    5.3  DWDC Shares Fund and Allstate Shares Fund.

         (a) DWDC Shares Fund. Shares of common stock of DWDC received as a dividend with respect to Company Shares held in the Company Shares Fund and with respect to Company Shares allocated to participants' Supplement C Shares accounts held in the Supplement C Shares Fund in connection with the spinoff of DWDC shall initially be invested in the "DWDC Shares Fund" and shall be allocated to participants' "DWDC Shares accounts." At such time and in such manner as the Plan Administrator may specify, a participant may elect to transfer amounts allocated to his DWDC Shares account to the Company Shares Fund to be allocated to the participant's Company Shares account in such amounts as are allowed under rules established by the Plan Administrator, subject to the following determination of the Trustee. Notwithstanding the foregoing provisions of this subsection 5.3(a), the rights of participants either to continue to hold shares of DWDC for investment in their DWDC Shares accounts or to direct that such shares be sold and the sale proceeds reinvested in Company Shares shall be subject to a determination by the Trustee that the continued holding or the sale of shares of DWDC, as the case may be, is appropriate in light of prudent investment standards including considerations of diversification, and the Trustee shall have absolute discretion at any time to require either the sale or the continued holding of all or any portion of the shares of DWDC allocated to participants' DWDC Shares accounts without regard to any election or the failure to elect by a participant with respect to such sale or continued holding. In considering any sales of shares of DWDC in connection with the foregoing determinations (whether such sales are to be made at the election of participants or upon the determination of the Trustee without regard to any election or failure to elect by participants) the Trustee shall act in accordance with the best interests of participants to protect the value of Plan assets. Shares of common stock of DWDC received as a dividend with respect to Company Shares credited to the Suspense Account of the Supplement C Shares Fund in connection with the spinoff of DWDC were initially invested in the DWDC Shares Fund and were credited to a Suspense Account of the DWDC Shares Fund. Shares of DWDC which were credited to the Suspense Account of the DWDC Shares Fund were sold (or exchanged for Company Shares) by the former Institutional Trustee consistent with prudent investment standards, and the proceeds of such sales were applied to the purchase of Company Shares and invested in the Supplement C Shares Fund and credited to the Suspense Account thereof until released in accordance with subsection C-7.

         (b) Allstate Shares Fund. Shares of common stock of Allstate received as a dividend with respect to Company Shares held in the Company Shares Fund (including Company Shares that were formerly held in the Supplement A Shares Fund) and with respect to Company Shares allocated to participants' Supplement C Shares accounts held in the Supplement C Shares Fund in connection with the spinoff of Allstate shall initially be invested in the "Allstate Shares Fund" and shall be allocated to participants' "Allstate Shares accounts" or in the Supplement C Shares Fund and allocated to participants' Supplement C Shares accounts, as applicable. Subject to the following proviso, shares of Allstate held in the Allstate Shares Fund or the Supplement C Shares Fund and allocated to participants' accounts shall, as soon as possible following the Effective Date as is consistent with prudent investment standards as determined by the Trustee, be sold (or exchanged for Company Shares) and the proceeds of such sales shall be applied to the purchase of Company Shares which shall be held in the Company Shares Fund and allocated to participants' Company Shares accounts or in the Supplement C Shares Fund and allocated to participants' Supplement C Shares accounts, as applicable; provided, however, that, at such time and in such manner as the Plan Administrator may specify, a participant may elect to have the Plan continue to hold all of the shares of Allstate which are allocated to such participant's accounts, in which event all such shares of Allstate held in the Supplement C Shares Fund shall be transferred to the Allstate Shares Fund. A participant who, pursuant to the proviso set forth in the preceding sentence, has elected to have the Plan continue to hold all of the shares of Allstate allocated to such participant's accounts, may, at such time and in such manner as the Plan Administrator may specify, elect to transfer all or any portion of such Allstate shares to the Company Shares Fund to be allocated to the participant's Company Shares account in such amounts as are allowed under rules established by the Plan Administrator, subject to the following determination of the Trustee. Notwithstanding the foregoing provisions of this subsection 5.3(b), the rights of participants either to continue to hold shares of Allstate for investment in their accounts or to direct that such shares be sold and the sale proceeds reinvested in Company Shares shall be subject to a determination by the Trustee that the continued holding or the sale of shares of Allstate, as the case may be, is appropriate in light of prudent investment standards including considerations of diversification, and the Trustee shall have absolute discretion at any time to require either the sale or the continued holding of all or any portion of the shares of Allstate allocated to participants' accounts without regard to any election or the failure to elect by a participant with respect to such sale or continued holding. In considering any sales of shares of Allstate in connection with the foregoing determinations (whether such sales are to be made at the election of participants or upon the determination of the Trustee without regard to any election or failure to elect by participants) the Trustee shall act in accordance with the best interests of participants to protect the value of Plan assets. Shares of common stock of Allstate received as a dividend with respect to Company Shares credited to the Suspense Account of the Supplement C Shares Fund in connection with the spinoff of Allstate shall initially be credited to the Suspense Account of the Supplement C Shares Fund. Shares of Allstate credited to the Suspense Account of the Supplement C Shares Fund shall, as soon as possible following the Effective Date as is consistent with prudent investment standards as determined by the Trustee, be sold (or exchanged for Company Shares) and the proceeds of such sales shall be applied to the purchase of Company Shares which shall be invested in the Supplement C Shares Fund and credited to the Suspense Account thereof until released in accordance with subsection C-7.

    5.4 General Investments Fund. All cash, stocks, bonds, notes and other securities and investments of any kind reflecting that portion of the assets of the Plan which consists of participants' pre-tax or after-tax deposits held as a part of the Plan, exclusive of (i) the Company Shares Fund, (ii) the Supplement C Shares Fund, (iii) the Allstate Shares Fund,
(iv) the DWDC Shares Fund, (v) the Money Market Fund, (vi) the Fixed Income Fund, (vii) the Equity Fund, (viii) any Cash Equivalents Fund, and (ix) any other investment fund established under the Plan, will be known and referred to as the "General Investments Fund." The General Investments Fund shall consist primarily of a domestic equities component comprising approximately 50% of the market value of the Fund assets, a domestic fixed income component comprising approximately 50% of the market value of the Fund assets, and a cash equivalents component. The domestic equity component shall be primarily invested in a manner which is intended to provide a rate of return over any ten-year period which, to the extent possible, is consistent with the performance of a capitalization-weighted index consisting of all listed securities in the Standard & Poor's 500 Composite Stock Price Index, exclusive of stock of the Company. The domestic fixed income component shall be primarily invested in a manner which is intended to provide a rate of return over any ten-year period which, to the extent possible, is consistent with the performance of a value-weighted index consisting of all listed securities in the Lehman Brothers Aggregate Bond Index, exclusive of any debt securities issued by the Company. Any portion of each participant's credits to his accounts which is invested in the General Investments Fund will be allocated to such participant's "General Investments account" for the beneficial ownership of such participant.

    5.5 Money Market Fund. Commercial paper, certificates of deposit, short-term United States government and government agencies securities, and similar short-term cash equivalents reflecting that portion of the assets of the Plan which consists of participants' pre-tax or after-tax deposits held as part of the Plan, exclusive of (i) the Company Shares Fund, (ii) the Supplement C Shares Fund, (iii) the Allstate Shares Fund, (iv) the DWDC Shares Fund, (v) the General Investments Fund, (vi) the Fixed Income Fund,
(vii) the Equity Fund, (viii) any Cash Equivalents Fund, and (ix) any other investment fund established under the Plan, will be known and referred to as the "Money Market Fund." Any portion of each participant's credits to his accounts which is invested in the Money Market Fund will be allocated to such participant's "Money Market account" for the beneficial ownership of such participant.

    5.6 Equity Fund. Equity securities reflecting that portion of the assets of the Plan which consists of participants' pre-tax or after-tax deposits held as part of the Plan, exclusive of (i) the Company Shares Fund, (ii) the Supplement C Shares Fund, (iii) the Allstate Shares Fund,
(iv) the DWDC Shares Fund, (v) the General Investments Fund, (vi) the Money Market Fund, (vii) the Fixed Income Fund, (viii) any Cash Equivalents Fund, and (ix) any other investment fund established under the Plan, will be known and referred to as the "Equity Fund." The Equity Fund shall be primarily invested in a manner which is intended to provide a rate of return over any ten-year period which, to the extent possible, is consistent with the performance of a capitalization-weighted index consisting of all listed securities in the Standard & Poor's 500 Composite Stock Price Index, exclusive of stock of the Company. Any portion of each participant's credits to his accounts which is invested in the Equity Fund will be allocated to such participant's "Equity account" for the beneficial ownership of such participant.

    5.7 Fixed Income Fund. Debt securities reflecting that portion of the assets of the Plan which consists of participants' pre-tax or after-tax deposits held as part of the Plan, exclusive of (i) the Company Shares Fund, (ii) the Supplement C Shares Fund, (iii) the Allstate Shares Fund,
(iv) the DWDC Shares Fund, (v) the General Investments Fund, (vi) the Money Market Fund, (vii) the Equity Fund, (viii) any Cash Equivalents Fund, and
(ix) any other investment fund established under the Plan, will be known and referred to as the "Fixed Income Fund." The Fixed Income Fund shall be primarily invested in a manner which is intended to provide a rate of return over any ten-year period which, to the extent possible, is consistent with the performance of a value-weighted index consisting of all listed securities in the Lehman Brothers Aggregate Bond Index, exclusive of any debt securities issued by the Company. Any portion of each participant's credits to his accounts which is invested in the Fixed Income Fund will be allocated to such participant's "Fixed Income account" for the beneficial ownership of such participant.

    5.8 Company Shares Cash Equivalents Fund. Commercial paper, certificates of deposit, short-term United States government and government agencies securities, and similar short-term cash equivalents reflecting that portion of the assets of the Plan which consists of the Employers' Contributions, dividends on Company Shares allocated to participants' Company Shares accounts, dividends on shares of Allstate allocated to participants' Allstate Shares accounts, dividends on shares of DWDC allocated to participants' DWDC Shares accounts, dividends on Company Shares allocated to participants' Supplement C Shares accounts that are directed by the Investment Committee to be credited to participants' Company Shares Cash Equivalents accounts and after-tax deposits not yet invested in Company Shares, exclusive of (i) the Company Shares Fund, (ii) the Supplement C Shares Fund, (iii) the Allstate Shares Fund, (iv) the DWDC Shares Fund, (v) the General Investments Fund, (vi) the Fixed Income Fund,
(vii) the Equity Fund, (viii) the Money Market Fund, and (ix) any other investment fund established under the Plan, will be known and referred to as the "Company Shares Cash Equivalents Fund." Any portion of each participant's credits to his accounts which is invested in the Company Shares Cash Equivalents Fund will be allocated to such participant's "Company Shares Cash Equivalents account" for the beneficial ownership of such participant.

    5.9 Supplement C Cash Equivalents Fund. Commercial paper, certificates of deposit, short-term United States government and government agencies securities, and similar short-term cash equivalents reflecting that portion of the assets of the Plan which consists of Employers' Contributions and dividends on Company Shares and the income allocated thereto which are to be used to make payments on an ESOP Loan (as described in Supplement C) will be known and referred to as the "Supplement C Cash Equivalents Fund." Amounts invested in the Supplement C Cash Equivalents Fund shall be used solely for the purpose of making payments of principal and interest on ESOP Loans, except as otherwise provided by the Investment Committee.


    5.10 Additional Investment Funds. One or more additional investment funds may be established at the direction of the Investment Committee. Participation in such fund or funds shall be subject to rules established by the Plan Administrator and the Investment Committee. An account reflecting each participant's interest in each such additional investment fund shall be established by the Plan Administrator.

    5.11 Investment Elections by Participants. Once each plan year, at such time and in such manner as the Plan Administrator may specify, a participant may elect in writing to invest his pre-tax and after-tax deposits in the General Investments Fund, the Money Market Fund, the Fixed Income Fund, the Equity Fund, an additional investment fund or funds, or any combination of funds, in such proportions as are allowed under rules established by the Plan Administrator. A participant may also elect once each plan year to invest his after-tax deposits in the Company Shares Fund at such time as the Investment Committee or Investment Manager may specify, in such manner as the Plan Administrator may specify and in such proportion as is allowed under rules established by the Plan Administrator.

    5.12 Investment Transfers by Participants. At such time and in such manner as the Plan Administrator may specify, a participant may elect in writing to transfer amounts allocated to his pre-tax subaccounts in the General Investments Fund, the Money Market Fund, the Fixed Income Fund, the Equity Fund, or an additional investment fund to or from any of these funds, in such proportions as are allowed under rules established by the Plan Administrator, subject to approval of the Investment Committee or the Investment Manager. A participant may also elect at such time and in such manner as the Plan Administrator may specify, to transfer amounts allocated to his after-tax subaccounts in the General Investments Fund, the Money Market Fund, the Fixed Income Fund, the Equity Fund, or an additional investment fund to or from any of these funds, in such proportions as are allowed under rules established by the Plan Administrator, subject to approval of the Investment Committee or the Investment Manager. Except for transfers from a participant's DWDC Shares account or Allstate Shares account to his Company Shares account (or for conversion of Allstate shares to Company Shares within a participant's Supplement C Shares account) pursuant to subsection 5.3(a) or 5.3(b), transfers may not be made to or from a participant's Company Shares account, Supplement C Shares account or Company Shares Cash Equivalents account. Each plan year, a participant may make one election per calendar month to transfer amounts attributable to pre-tax deposits and one election per calendar month to transfer amounts attributable to after-tax deposits. Any transfer under this subsection shall be made in accordance with procedures established by the Plan Administrator. Participants will be notified in writing of the amounts and effective dates of transfers.

                            SECTION 6
                           Accounting

    6.1 Participants' Accounts and Subaccounts. The Plan Administrator will maintain an account or accounts for each participant reflecting his interest in each investment fund described in section 5. Each such account other than the Company Shares account, the Company Shares Cash Equivalents account, the Supplement C Shares account, the Allstate Shares account, and the DWDC Shares account shall be divided into subaccounts reflecting the source of the deposits invested in the account. After-tax subaccounts will reflect a participant's after-tax deposits and earnings thereon and pre-tax subaccounts will reflect a participant's pre-tax deposits and earnings thereon. A participant's "interest in the Plan" at any date will consist of the total amount credited to all such subaccounts plus the total amount credited to the participant's Company Shares account, Company Shares Cash Equivalents account, Supplement C Shares account, Allstate Shares account, and DWDC Shares account, after adjustments of all such accounts and subaccounts required as of that date shall have been made.

    6.2 Credits to Participants' Accounts. As of the last day of each plan year, or as of the end of any monthly or quarterly period specified by the Plan Administrator, each participant's accounts in any investment fund (other than the Supplement C Shares account) will be credited with the sum of the following:

    (a) The total deposits made by such participant to such fund during such period and not withdrawn before the end of such period;

    (b) Dividends received by the Trustee (and dividends payable but not received) with respect to (i) Company Shares credited to such participant's Company Shares account or Supplement C Shares account, (ii) shares of Allstate credited to such participant's Allstate Shares account or Supplement C Shares account and (iii) shares of DWDC credited to such participant's DWDC Shares account, as of the applicable record date or dates for the payment of such dividends, shall be allocated to a participant's Company Shares Cash Equivalents account, except to the extent that such dividends are used to make payments of principal or interest on an ESOP Loan in accordance with Supplement C; and

    (c) Such participant's portion of the net earnings of each investment fund in which his accounts are invested for that period.


Each participant's portion of the net earnings of an investment fund for any period will be the same proportion thereof as the ratio of the net credit balance in such participant's investment fund account as of the beginning of such period, as adjusted in accordance with subsections 6.3 and 6.9, bears to the total of the net credit balances in that investment fund of the accounts of all participants as of the beginning of such period, as adjusted in accordance with subsections 6.3 and 6.9. The "net earnings" of each investment fund for any period means the net earnings accrued as dividends, interest, rents or other income with respect to assets held as a part of that investment fund determined in accordance with generally accepted accounting principles.

    6.3 Allocation of Company Shares. As of the end of each plan year, and as of the end of any monthly or quarterly period designated by the Plan Administrator, Company Shares then held by the Trustee, other than in the Supplement C Shares Fund, which shall not previously have been allocated to the Company Shares accounts of participants shall be allocated to the Company Shares accounts of all participants, pro rata, according to the respective balances in their Company Shares Cash Equivalents accounts at the beginning of such period, but after the credits to participants' investment fund accounts in accordance with subparagraphs 6.2(a) and (c) and adjustments to such accounts for partial withdrawals since the beginning of such period shall have been made in accordance with subsection
3.6. Following such allocation and crediting of Company Shares to each participant's Company Shares account at the end of each period, each participant's Company Shares Cash Equivalents account shall be charged with an amount representing the Company Shares (or any fraction thereof) so allocated and credited to his Company Shares account on the basis of the average cost per share of the Company Shares acquired by the Trustee (other than Company Shares held in the Suspense Account or Supplement C Shares accounts) for the period for which the allocation is made. Company Shares held by the Trustee in the Suspense Account under Supplement C shall be allocated to the Supplement C Shares accounts of participants as provided in Supplement C.

    6.4 Adjustment for Appreciation or Depreciation of Investment Funds. As of the end of each plan year, or as of the end of any quarterly or monthly period specified by the Plan Administrator, after adding the credits to each participant's investment fund accounts in accordance with subsection 6.2, and after allocation of Company Shares and charges in accordance with subsection 6.3, the Plan Administrator shall further credit (or charge) each participant's investment fund accounts (other than his Company Shares account, Supplement C Shares account, Allstate Shares account, and DWDC Shares account) with the net appreciation (or net depreciation) in the market value of the assets of each investment fund for that period, pro rata, according to the respective amounts in their respective investment fund accounts at the beginning of such period. For purposes of this subsection, the "net appreciation" in an investment fund for any period shall be the excess, if any, of:

    (a) the total market value of an investment fund as of the end of such period reduced by the amount then to be allocated under subsection 6.2,

         over

    (b) the total market value of an investment fund as of the beginning of such period.

The "net depreciation" in an investment fund for any period will be the excess, if any, of (b) above for such period, over (a) above for such period.

    6.3 Allocation of Employers' Contribution. Subject to the provisions of subsections 2.7 and 4.1 and the limitations of subsection 6.6,

    (a) An amount equal to the Employers' Contribution for a plan year will be allocated among and credited to the Company Shares Cash Equivalents accounts of participants who made basic pre-tax deposits during such plan year and who either

         (i) Continued in the employ of the employers on or after December 31 of such plan year; or

         (ii) Terminated employment with all employers, became employed by a controlled group member, were employed by such controlled group member on December 31 of such plan year, and still maintained their accounts under the Plan on December 31 of such plan year; or

        (iii) Transferred employment from an employer to a controlled group member and were employed by the controlled group member on December 31 of such plan year; or

         (iv) Either (A) terminated employment with all employers or died on or after attainment of age 55 years and completion of 10 or more years of continuous service; or (B) terminated employment with all employers on or after attainment of age 50 years and completion of 10 or more years of continuous service either because of health problems or as a direct result (as determined by the Company) of the closing or reorganization of a unit (as hereinafter defined);

         pro rata, according to the amount of each such participant's basic pre-tax deposits for that year, not in excess of the lesser of (A) the maximum amount permitted in accordance with section 402(g) of the Internal Revenue Code, as such amount is adjusted from time to time by the Secretary of Treasury to reflect cost of living increases, or (B) five percent of compensation, except that for this purpose:

         (v) In order to facilitate prompt distribution to participants described in (iv) above, the Plan Administrator will calculate in the manner described below the amount of the allocation to be made for any plan year to any participant who is entitled to share in the allocation of the Employers' Contribution for such plan year, but whose severance from service with all employers occurs prior to the date on which the exact amount of the Employers' Contribution for such plan year shall have been ascertained, which amount

                   (A) in the case of any such participant whose severance occurs prior to December 31 of such plan year, will be credited to such participant's Company Shares account and Company Shares Cash Equivalents account after any adjustments of such accounts required under subsection
6.9 shall have been made; and

                   (B) in the case of any such participant whose severance occurs on or after December 31 of such plan year, will be allocated, credited and charged to such participant's Company Shares account and Company Shares Cash Equivalents account in the proportions in which such calculated amount would have been allocated, credited and charged to such accounts pursuant to subsection 6.3 if the adjustments required by such subsections had been made as of the date of severance.

         In making the calculation described in (v) above, the Plan Administrator first will determine the amount which would be the Employers' Contribution based upon the results of operations covering the latest 12-month period most recently furnished to him by the Company. Next, the amount so determined will be multiplied by a fraction, the numerator of which will be the number of full months of the current plan year which shall have elapsed as of the date the calculation is being made, and the denominator of which will be 12. Next, the ratio of (I) the amount determined in accordance with the preceding sentence, reduced by an amount equal to the aggregate of the allocations theretofore made under subparagraph (v) above for the current plan year to (II) the amount of basic pre-tax deposits made by all current participants in the current plan year up to the date of calculation (i.e., the "current matching rate") will be determined, not exceeding 70 percent of basic pre-tax deposits.
Finally, the current matching rate will be applied to the amount of basic pre-tax deposits made by any such participant in the year of severance, and the resultant amount will be such participant's share of the Employers' Contribution for the year in which severance occurs. The Plan Administrator shall be fully protected in acting and relying upon the results of operations for any 12-month period as most recently furnished to him by the Company. For purposes of subparagraph (iv) above:
         (vi) a "unit" is defined as any operation or function or any service provided by an employer which has its own identifying employer unit number (but not including individual departments or divisions), and which

                   (A)  is an administratively separate entity; or

                   (B)  is under its own management; or

                   (C) reports or accounts for its profit-and-loss performance separately from any other facilities.

    (b) The "normal retirement age" for purposes of the Plan is age 65. The "normal retirement date" for a participant will be the first day of the month following the date he attains normal retirement age. A participant's rights under this subsection are subject to the provisions of subsection
2.6. Subject to subsection 2.7, and subject to the foregoing provisions of this subsection 6.5, participants who made basic pre-tax deposits during any plan year but who terminated employment for any reason before December 31 of that plan year will not share in the Employers' Contribution for that plan year.

    6.6 Limitations Imposed by Internal Revenue Code. Notwithstanding the provisions of subsection 6.5:

    (a) For each plan year, the "annual addition" (as defined below) to a participant's accounts under the Plan shall not exceed the lesser of (i) $30,000 (or, if greater, 1/4 of the dollar limitation in effect for such plan year under section 415(b)(1)(A) of the Internal Revenue Code), or (ii) 25 percent of the participant's compensation during that plan year.

    (b) For purposes of this subsection 6.6 (as well as paragraphs B-3 and B-4 of Supplement B) a participant's compensation means, with respect to any plan year, the compensation (as defined in Treasury Regulation section 1.415-2(d) or any successor regulation) paid to him during that year for services rendered to an employer or any other controlled group member as an employee.

    (c) Subject to the provisions of paragraph (d) below, the term "annual addition" for any plan year beginning after December 31, 1986 means the sum of the following amounts credited to a participant's accounts for that year, excluding any amounts rolled over to a participant's accounts for that year:

         (i)  Employers' Contribution;

         (ii) after-tax deposits;

        (iii) pre-tax deposits; and

         (iv) employee contributions, employer contributions and forfeitures with respect to the participant under any other defined contribution plan (as defined in section 415(k) of the Internal Revenue
Code) maintained by the employers or a controlled group member.

    (d) A participant's annual additions with respect to the Supplement C Shares Fund shall be determined solely on the basis of contributions thereto without regard to the value of Company Shares released from the Suspense Account and, if no more than one third of the Employers' Contributions to the Supplement C Shares Fund which are deductible under section 404(a)(9) of the Code by reason of their application to make payments on an ESOP Loan are allocated to highly compensated participants, a participant's annual additions shall not include employer contributions which are deductible under section 404(a)(9)(B) of the Internal Revenue Code by reason of their applications to the payment of interest on an ESOP Loan.

    (e) Any participant's after-tax deposits which cannot be allocated to the participant because of the foregoing limitations shall be returned to him. Any Employers' Contribution which cannot be allocated to a participant because of the foregoing limitations shall be reallocated to the accounts of other participants to the extent permitted under this subsection.

    (f) In any case where a participant also participates in a defined benefit pension plan maintained by an employer, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for the participant shall not exceed 1.0, and for this purpose:

         (i) the "Defined Contribution Fraction" shall be a fraction (A) the numerator of which is the sum of the annual additions to a participant's account as of the close of the plan year and (B) the denominator of which is the sum of the "maximum annual additions" (as defined below) for such plan year and all prior years of service with the employers. A participant's "maximum annual addition" for any plan year or year of service means the lesser of: (C) 1.25 multiplied by the dollar limitation in effect for such year determined under section 415(c)(1)(A) of the Internal Revenue Code without regard to subsection (c)(6) thereof; and
(D) 1.4 multiplied by the amount which may be taken into account under the percentage limitation set forth under section 415(c)(1)(B) of the Internal Revenue Code for such year. In determining the Defined Contribution Fraction, the sum of a participant's maximum annual addition for any years of service ending prior to January 1, 1983 shall not be less than an amount equal to the product of the maximum annual addition in effect on January 1, 1982 multiplied by the "transition fraction." The term "transition fraction" means a fraction, the numerator of which is the lesser of $51,875 or 1.4 multiplied by 25% of the participant's compensation for the year ended December 31, 1981 and the denominator of which is the lesser of $41,500 or 25% of the participant's compensation for the year ended December 31, 1981. The Plan Administrator shall apply such transitional rule in accordance with the requirements of section 415(e)(6) of the Internal Revenue Code and regulations thereunder; and

         (ii) the "Defined Benefit Fraction" for any plan year shall be a fraction (A) the numerator of which is the participant's "projected annual benefit" (as defined below) and (B) the denominator of which is his "maximum projected annual benefit." A participant's "projected annual benefit" is his noncontributory projected annual benefit under the defined benefit pension plan in which he participates, and which is actuarially equivalent to an annual benefit payable for life only as of the close of the plan year. A participant's "maximum projected annual benefit" is the lesser of: (C) 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Internal Revenue Code for such plan year, and
(D) 1.4 multiplied by the amount that may be taken into account under the percentage limitation set forth under section 415(b)(1)(B) of the Internal Revenue Code for such plan year. If an individual was a participant in the defined benefit plan on or before December 31, 1986, the maximum projected annual benefit shall not be less than 1.25 multiplied by the individual's accrued benefit as of December 31, 1986.

              Effective on January 1, 1988 and each January 1 thereafter, the dollar limitation referred to in subparagraph (b)(ii) above shall automatically be adjusted to a new dollar limitation determined by the Commissioner of Internal Revenue for that calendar year. For purposes of the foregoing limitations, all defined contribution plans maintained by the employers shall be treated as one plan and all defined benefit plans maintained by the employers also shall be treated as one plan. If, by applying the foregoing provisions of this subsection 6.6, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction for a participant would have exceeded 1.0 as of December 31, 1986, the numerator of the Defined Contribution Fraction shall thereafter be permanently reduced by an amount equal to the product of (1) the amount by which the sum of such fractions would have exceeded 1.0, times (2) the denominator of the Defined Contribution Fraction as of December 31, 1986. If, but for the foregoing limitations the sum of a participant's Defined Benefit Fraction and Defined Contribution Fraction would exceed 1.0, the benefits that otherwise would have been payable to the participant under the defined benefit plans of the employers in which he participates will be adjusted to the extent necessary so that the sum of all such fractions does not exceed 1.0.

    6.7 Employers' Contribution Considered Made on Last Day of Plan Year. The Employers' Contribution for any plan year will be considered to have been made on the last day of the plan year for which made, regardless of whether received by the Trustee at a later or an earlier date.

    6.8 Dividends, Stock Dividends, Stock Splits, etc., with Respect to Company Shares, Allstate Shares and DWDC Shares. Except as otherwise provided below, any cash dividends received on Company Shares (exclusive of Supplement C shares) or on shares of Allstate or DWDC which are held for a participant's benefit will be credited to his Company Shares Cash Equivalents account in accordance with subsection 6.2. In the event a participant makes a partial withdrawal in accordance with subsection 3.6, any dividends on Company Shares (exclusive of Supplement C shares) or on shares of Allstate or DWDC held for such participant as of the date the withdrawal is made will be credited to such participant's Company Shares Cash Equivalents account. Any additional Company Shares received by the Trustee with respect to Company Shares allocated to a participant's Company Shares account and any additional shares of Allstate or DWDC received by the Trustee with respect to shares of Allstate or DWDC allocated to a participant's Allstate Shares account or DWDC Shares account and held for his benefit as a result of any stock dividends or stock splits shall be credited to the Company Shares account, Allstate Shares account and DWDC Shares account, respectively, of such participant. Cash dividends, stock dividends and stock splits with respect to Supplement C shares shall be allocated and credited as provided in Supplement C.

    6.9 Adjustment of Investment Fund Accounts of Participants. Whenever a distribution is made to, or a withdrawal is made by, or a transfer is elected by, a participant from an investment fund account, the balance in such account as of the beginning of the period in which the applicable valuation date occurs shall be adjusted by the adjustment and earnings factors for such valuation date. The "adjustment factor" for any valuation date shall be a percentage factor which reflects the amount by which the market value of all investment fund assets as of the applicable valuation date exceeds, or is less than, the market value of all investment fund assets as of the beginning of the period in which the applicable valuation date occurs. The market value of investment fund assets may be determined for each business day of the plan year, or at such other time or for such other periods as the Trustee deems that circumstances warrant or make it advisable or desirable to do so, but shall be determined at least annually. The "earnings factor" for any valuation date shall be a percentage factor which reflects net earnings on investment fund assets and accrued dividends. Whenever the estimated amount of any participant's share of the Employers' Contribution for any plan year is determined in accordance with subparagraph 6.5(a), such estimated amount will be added to such participant's investment fund accounts after making the adjustments of such accounts otherwise required by the foregoing provisions of this subsection 6.9.

    6.10 Applicable Valuation Dates. For purposes of subsection 6.9, the "applicable valuation date" means the applicable one of the following:

    (a) In the case of a participant to whom a lump sum distribution is being made because of severance of employment with all employers for any reason or a partial withdrawal from his accounts made by a participant in accordance with section 3, the latest valuation date for which investment fund account market adjustments and earnings factors have been provided to the Plan Administrator preceding the date on which payment is made, except for converted Company Shares, converted shares of Allstate and converted shares of DWDC, which will be valued at the mean between the high and low prices as of the distribution date.

    (b) In the case of transfers from one investment fund to another, the date determined by the Plan Administrator.


    6.11 Rounding.  In making allocations and adjustments under this section 6, the Plan Administrator may allocate or adjust by rounding to the nearest whole figure.

                            SECTION 7
                          Distributions

    7.1 Normal Form of Distribution. Except as requested in writing by an eligible participant, distribution of a participant's interest in the Plan shall commence as soon as practicable after his termination of employment with all employers and controlled group members, retirement on or after his normal retirement age, or retirement on an early retirement date at or after attainment of age 55, but not later than the 60th day after the close of the calendar year in which occurs the later of (i) the participant's termination of employment; and (ii) the date on which he attains age 65; provided, in any event, if a participant attains age 70-1/2 on or after January 1, 1988, distribution shall commence not later than April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2. If a participant's total account balances are $3,500 or less, he shall receive his distribution as soon as practicable after his termination of employment regardless of whether he consents. A participant whose account balances exceed $3,500 may elect to have his account balances distributed in a lump sum payment as of any valuation date coinciding with or following his termination of employment that precedes or coincides with his attainment of age 70. A restricted participant whose employment terminates (for reasons other than his death) after (i) attainment of age 55 years and completion of 20 or more years of continuous service, (ii) attainment of age 60 years and completion of 10 or more years of continuous service, or (iii) attainment of age 50 years and completion of 10 or more years of continuous service for a reason specified in subparagraph 6.5(a)(iv)(B) shall remain eligible for withdrawals pursuant to subsection
3.6 for a period not to exceed 15 months following the date of his termination of employment. All restricted participants shall be eligible to make investment elections in accordance with subsection 5.12. Any distribution made to a participant who terminates employment will be made not earlier than the day following the date of such termination and, except as otherwise expressly provided in subsection 7.2, will consist of the number of whole Company Shares then distributable from his Company Shares account and his Supplement C Shares account and the number of whole shares of Allstate and DWDC then distributable from his Allstate Shares account (or Supplement C Shares account, if applicable) and DWDC Shares account, plus cash representing the sum of:

    (a) The amount of his investment fund accounts, after all adjustments thereof required under section 6 shall have been made; plus

    (b) Any unwithdrawn deposits made by him since the last preceding valuation date; plus

    (c) The value of any fractional Company Shares distributable from his Company Shares account and his Supplement C Shares account and the value of any fractional shares of Allstate or DWDC distributable from his Allstate Shares account (or Supplement C Shares account, if applicable) or DWDC Shares account; plus

    (d) Any dividends received by the Trustee, or payable but not received by the Trustee, on Company Shares held in his Company Shares account and his Supplement C Shares account and on shares of Allstate or DWDC held in his Allstate Shares account (or Supplement C Shares account, if applicable) or DWDC Shares account, but only to the extent that such dividends shall not already have been allocated to the Company Shares account or Company Shares Cash Equivalents account, applied to the payment of principal or interest on an ESOP Loan and replaced with Company Shares released from the Suspense Account under Supplement C, or paid to such participant or his beneficiary prior to the applicable valuation date.


Any partial withdrawal to an eligible restricted participant in accordance with this subsection 7.1 and subsection 3.6 will be charged to his accounts in the order specified in subsection 3.7. Any participant who has received a distribution of his accounts and who continues employment with any of the employers beyond the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 shall continue to receive distributions by no later than each subsequent April 1 of all amounts credited to his accounts during the preceding year.

    7.2 Acquisition of Company Shares, Allstate Shares and DWDC Shares from or on behalf of Participants. Since fractional Company Shares and fractional shares of Allstate or DWDC cannot be issued, any fractional Company Share held in a participant's Company Shares account or his Supplement C Shares account and any fractional share of Allstate or DWDC held in a participant's Allstate Shares account (or Supplement C Shares account, if applicable) or DWDC Shares account as a part of his distributable, withdrawable or transferable interest will be purchased by the Trustee. Except as otherwise expressly provided in subsection 6.10, any such purchases of fractional shares (referred to in the Plan as "converted Company Shares," "converted shares of Allstate" or "converted shares of DWDC") shall be made at the mean between the high and low prices per share for such shares on the applicable valuation dates, as reported by any recognized reporting system as may be selected by the Investment Committee or a duly authorized Investment Manager. Notwithstanding the provisions of subsection 7.1, a participant who terminates employment after December 31, 1989 may elect to have any specified dollar amount which would otherwise be paid to him in cash (other than amounts attributable to his pre-tax subaccount) used by the Trustee to purchase and distribute whole shares of Company Shares to the participant. The price of any Company Shares so purchased shall be equal to (i) the mean between the high and low prices for Company Shares on the date of processing of the participant's distribution request, as reported by any recognized reporting system selected by the Investment Committee or a duly authorized Investment Manager (or, if no Company Shares are reported on such reporting system for that date, on the next preceding date on which shares are reported), plus
(ii) a fee equal to the commission rate charged to the Plan as of that date for purchases of Company Shares on the open market. Any participant who receives a lump sum distribution of his entire interest in the Plan pursuant to subsection 7.1 and who at the applicable valuation date as described in subsection 6.10(a) has a total of fifty or fewer whole Company Shares in his Company Shares account and Supplement C Shares account, may elect to have the Trustee purchase such total shares at the mean between the high and low price per share for such shares on the applicable valuation date, as reported by any recognized reporting system as may be selected by the Investment Committee or a duly authorized Investment Manager. Notwithstanding the preceding sentence, the right to request the Trustee to purchase fifty or fewer whole Company Shares may be suspended at any time if a duly authorized Investment Manager advises the Investment Committee that sources of cash for the purchase of Company Shares are insufficient to comply with the Investment Committee's Investment Objectives, Policy and Guidelines, as amended from time to time, which govern the purchase of Company Shares on a dollar averaging method, and such suspension shall continue until the duly authorized Investment Manager advises the Investment Committee that the available cash sources have been restored to sufficient levels to maintain the dollar averaging method.

    7.3 Distribution Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a participant may not commence distribution of his account pursuant to this section 7, even though his employment with the employers and controlled group members has been terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the participant's termination of employment occurs in connection with the disposition by an employer or controlled group member to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the disposition of its interest in a subsidiary to an unrelated entity or person, provided (a) the participant remains employed in such trade or business or by such subsidiary after the disposition, (b) the employers continue to maintain the Plan after the disposition, and (c) the participant requests distribution of his account under the Plan by the end of the second calendar year after the year in which the disposition occurs.

    7.4 Designation of Beneficiary. Each participant from time to time, by signing a form furnished by the Plan Administrator, may designate any person or persons (who may be designated concurrently or contingently) to whom his interest in the Plan is to be paid if he dies before he receives all of such interest. A beneficiary designation form will be effective and valid and will cancel all beneficiary designation forms previously filed with the Plan Administrator or the employer only (i) when the form is filed with the Plan Administrator or the employer while the participant is alive; and (ii) if the participant is married at the date of his death and has designated a person or persons other than, or in addition to, his surviving spouse as his primary beneficiary or beneficiaries, if the participant's surviving spouse has consented in writing to such election and acknowledged the effect of such consent and such consent has been witnessed by a notary public; provided, however, that any beneficiary designation form signed by a participant before October 1, 1991, that has not been re-signed by the participant on or after October 1, 1991, shall be invalid and shall not be given effect. If a deceased participant failed to designate a beneficiary as provided above, if the beneficiary designated by a deceased participant dies before him and no other designated beneficiary exists or if a beneficiary designation is invalid, the Trustee, at the direction of the Plan Administrator, shall pay the participant's interest in the Plan to:

    (a)  His surviving spouse, if any; or

    (b) If there is no surviving spouse, the estate of the last to die of the deceased participant and his designated beneficiary.


The term "designated beneficiary" as used herein means the person or persons designated by a participant as his beneficiary in the last effective beneficiary designation form filed with the Plan Administrator or the employer under this subsection. The term "beneficiary" as used herein means the person or persons to whom a deceased participant's interest in the Plan is payable under this subsection.

    7.5 Missing Participants or Beneficiaries. Each participant and each designated beneficiary must file with the Plan Administrator from time to time, in writing, his post office address and each change of post office address. Any communication, statement or notice addressed to such a participant or beneficiary at his last post office address so filed will be binding on the participant and his beneficiary for all purposes of the Plan. Neither the Plan Administrator nor any employer shall be required to search for or locate such a participant or beneficiary. If the Plan Administrator notifies a participant or beneficiary that he is entitled to a distribution and also notifies him of the provisions of this subsection, and the participant or beneficiary fails to make his whereabouts known to the Plan Administrator within three years after due notification, the benefits of the participant or beneficiary will be disposed of, to the extent permitted by applicable law, as follows:

    (a) If the whereabouts of the participant then are unknown to the Plan Administrator, but the whereabouts of the participant's designated beneficiary are known to the Plan Administrator, payment will be made to the designated beneficiary.

    (b) If the whereabouts of the participant and the participant's designated beneficiary (who is a person other than the participant's spouse) then are unknown to the Plan Administrator, payment will be made to the participant's spouse.

    (c) If the whereabouts of the participant, his designated beneficiary (if other than his spouse) and his spouse then are unknown to the Plan Administrator, the benefits of such participant or beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the Plan Administrator.


    7.6 Non-Alienation of Benefits. Except as otherwise expressly provided herein, no participant or beneficiary shall be entitled to withdraw, transfer, assign or hypothecate the money and securities, or any part thereof, credited to the participant's accounts in the Plan. No interest in the Plan shall be anticipated, charged or encumbered by any participant or beneficiary. Except as may be required by the tax withholding provisions of any statute or by a domestic relations order, judgment or decree which the Plan Administrator determines to be a "qualified domestic relations order" (as defined in section 414(p)(1)(A) of the Internal Revenue Code and the regulations thereunder), the interest or interests of each and every participant or beneficiary in the Plan shall not be subject to, or reached by, any legal process in satisfaction of any debt, claim, liability or obligation, prior to the receipt thereof by the participant or beneficiary. Notwithstanding any other provision of the Plan to the contrary, such domestic relations order may permit distribution of the entire portion of the account balance of a participant awarded to his alternate payee, in a lump sum payment as soon as practicable after the Plan Administrator determines that such order is qualified, without regard to whether the participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time.

    7.7 Facility of Payment. When a person entitled to distributions from the Plan is under legal disability or, in the opinion of the Plan Administrator, is in any way incapacitated so as to be unable to manage his financial affairs, the Trustee, at the direction of the Plan Administrator, may make such distributions to such person's legal representative or to a relative or friend of such person for such person's benefit or apply such distribution for the benefit of such person. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution under the Plan.

    7.8 Direct Rollover Option. In accordance with uniform rules established by the Plan Administrator, each participant, surviving spouse of a participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Plan Administrator to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms "eligible rollover distribution" and "eligible retirement plan" as applied to any such individual shall have the meanings accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder.

                            SECTION 8
                         Administration

    8.1 The Trustees. Title to all assets of the Plan will be held in trust by one or more Trustees appointed by the Company for the uses and purposes set forth herein. The powers, duties and responsibilities of the Trustees are set forth more fully in one or more trust agreements between the Company and the Trustees.

    8.2 General Powers, Rights and Duties of the Trustee. The powers, rights and duties of the Trustee shall be set forth in the applicable Trust Agreement.

    8.3 Secretary, Controller and Treasurer. The Company shall appoint a Secretary, Treasurer and Controller of the Plan, who may but need not be employees of the Company.

    8.4 Voting and Tendering of Company Shares and Shares of Allstate and DWDC. Notwithstanding any other provisions of this Plan:

    (a)  Company Shares held by the Trustee shall be voted as follows:

         (i) Before each meeting of the Company's shareholders, each participant shall be furnished with a proxy statement for the meeting, together with an appropriate form on which the participant may provide voting instructions (including instructions on matters not specified in the proxy statement which may come before the meeting) for the Company Shares allocated to the participant's account under the Plan on the latest valuation date preceding the record date for such meeting for which the number of such shares has been provided to the Plan Administrator, less any partial withdrawal since that valuation date. Upon timely receipt of such instructions, such shares shall be voted as instructed.

         (ii) If the Trustee receives timely voting instructions with regard to at least fifty percent of the total outstanding Company Shares allocated to participants' accounts according to subsection 8.4(a)(i), then Company Shares of any class for which the Trustee does not receive timely voting directions, including those shares which are not allocated to participants' accounts, shall be voted in the same proportion as all Company Shares of that class held under the Plan (including shares held in a separate trust fund) with respect to which directions are received by the Trustee or by any other trustee acting under the Plan. If the Trustee receives timely voting instructions with regard to less than fifty percent of the total outstanding Company Shares allocated to participants' accounts, then the Trustee shall vote unallocated and undirected allocated shares in its sole discretion.

(b) Tender and exchange rights with respect to Company Shares held by the Trustee shall be exercised as follows:

         (i)Each participant shall be furnished with a notice of any tender or exchange offer for, or a request or invitation for tender of, Company Shares, together with an appropriate form on which such participant may instruct the Trustee with respect to the tender or exchange of Company Shares allocated to his account. Company Shares as to which the Trustee has received timely instructions shall be tendered or exchanged in
accordance with such instructions.          (ii) Company Shares allocated
to participants' accounts for which instructions are not timely received shall not be tendered or exchanged.

         (iii)Company Shares which are not allocated to participants' accounts shall be tendered or exchanged by the Trustee in its sole discretion.

    (c) The Company and the Trustee shall take all reasonable steps necessary to assure that participants' individual directions shall remain confidential. Notwithstanding the foregoing, the Trustee shall provide such information with respect to the tender or exchange of Company Shares as an independent record keeper may require for operation of the Plan if such record keeper agrees to keep such information confidential.

    (d) The Trustee shall execute such ballots, proxies or other instruments as may be necessary or desirable in order to effectuate the provisions of this subsection 8.4.

    (e) Voting, tender and exchange rights with respect to shares of Allstate and DWDC held by the Trustee shall be exercised in the same manner as such rights are exercised with respect to Company Shares as described in this subsection 8.4.


    8.5 General Powers, Rights and Duties of Plan Administrator. Except as otherwise expressly provided herein or in the trust agreements, and in addition to the powers, rights and duties specifically given to the Plan Administrator elsewhere herein and in the trust agreements, the Plan Administrator shall be the plan administrator for all purposes of ERISA, and shall have the following discretionary authority, powers, rights and duties, and any decision made by the Plan Administrator pursuant to this subsection 8.5 (or any other provision of the Plan or trust agreements granting him such authority) shall be final:

    (a) To adopt such rules of procedure and regulations as, in his opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

    (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by him;

    (c) To determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of participants and other persons entitled to benefits under the Plan and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions of whatever kind;

    (d) To maintain and keep adequate records concerning the Plan in such form and detail as he may decide;

    (e)  To direct all payments of benefits under the Plan;

    (f)  To perform the functions of "plan administrator" as defined in section 414(g) of the Internal Revenue Code for purposes of section 6 and for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with section 414(p) of the Internal Revenue Code) and to administer distributions under such qualified orders; and

    (g) To employ agents, attorneys, accountants and other persons (who also may be employed by or represent the Company) for such purposes as he considers necessary or desirable to discharge his duties.


The Company and the other employers and their affiliates may provide administrative and asset management services, including the provision of office space, to the Plan and shall be reimbursed for the direct expenses thereof in accordance with subsection 8.3 and the terms of the trust agreement or agreements between the Company and the Trustee; provided, however, that such services (other than services as an Investment Manager) shall be rendered in accordance with policies and procedures approved by the Company's Vice President of Human Resources, acting as a named fiduciary of the Plan. Services rendered as an Investment Manager shall be subject to the terms of the trust agreement or trust agreements regarding the appointment, retention and removal of Investment Managers.

    8.6 The Investment Committee. Except as otherwise provided in the trust agreement between the Company and the Trustee, all of the assets of the Plan shall be managed and controlled by an Investment Committee consisting of one or more individuals, none of whom shall be a Trustee. The members of the Investment Committee shall be appointed by the Company and shall serve at the pleasure of the Company. The powers, duties and responsibilities of the Investment Committee are set forth more fully in the trust agreement between the Company and the Trustee.

    8.7 General Powers, Rights and Duties of the Investment Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere herein and in the trust agreement, the Investment Committee shall have the following rights, powers and duties:

    (a) To direct the Trustee to the extent required under the terms of any trust agreement with respect to the acquisition, retention and disposition of Plan assets and with respect to the exercise of investment powers, authorities and discretions relating to such assets, provided, however, that subject to the provisions of subsection 5.3 and Supplement C, the Trustee shall invest that portion of the assets of the Plan consisting of Employers' Contributions and earnings thereon in Company Shares to the end that, in the largest measure possible, participants may share in the earnings of the Company and acquire a proprietary interest therein;

    (b) To furnish the Trustee and the Company with such information as may be required by them for any purpose related to the Plan;

    (c) To adopt such rules of procedure and regulations as in the Investment Committee's opinion may be necessary for the proper and efficient performance of the Committee's duties and responsibilities;

    (d) To appoint an Executive Director--Investments, and a Secretary, who may, but need not, be members of the Investment Committee, and to employ such other agents, attorneys, accountants, investment advisors and other persons and to delegate to them and allocate among them, in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable properly to carry out the Investment Committee's responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written allocation or delegation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee; neither the Investment Committee nor any of its members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law; and

    (e) Without limiting the generality of (d) above, to appoint an investment manager as defined in section 3(38) of ERISA ("Investment Manager") to manage (with power to acquire and dispose of) the assets of the Plan, which Investment Manager may or may not be a subsidiary of the Company, and to delegate to any such Investment Manager all of the powers, authorities and discretions granted to the Investment Committee hereunder or under the trust agreement (including the power to delegate and, in the case of Sears Investment Management Co., the power, with prior notice to the Investment Committee, to appoint an Investment Manager), in which event any direction to the Trustee from any duly appointed Investment Manager with respect to the acquisition, retention or disposition of Plan assets shall have the same force and effect as if such direction had been given by the Investment Committee, and to remove any Investment Manager; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an Investment Manager, and provided further that the acceptance by any Investment Manager of such appointment and delegation shall be in writing, and the Investment Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an Investment Manager.


    8.8 Manner of Action by Investment Committee. In the performance of the Investment Committee's duties, the following provisions shall apply where the context admits:

    (a) An Investment Committee member, by written instrument, may delegate any or all of his rights, powers, duties or discretions to any other Committee member, with the consent of the latter.

    (b) The Investment Committee may act by meeting or by a written instrument signed without meeting and may execute any document by signing one document or concurrent documents. Actions of the Investment Committee may be communicated by telephone by the Secretary of the Investment Committee, a majority of the members of the Investment Committee or any member of the Investment Committee designated by a majority of the members of the Investment Committee.

    (c) An action or decision of a majority of the members of the Investment Committee as to a matter shall be as effective as if taken or made by all members of the Investment Committee, but, except to the extent otherwise expressly provided by law, no member of the Investment Committee who dissents from any action or decision of the majority of the Investment Committee shall be liable or responsible for such action.

    (d) If, because of the number qualified to act, there is an even division of opinion among the members of the Investment Committee as to any matter, a disinterested party selected by the Investment Committee shall decide the matter and his decision shall control.

    (e) The certificate of the Secretary of the Investment Committee or of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

    8.9 Compensation and Expenses. All fees, expenses, taxes and charges incurred by or with respect to the Plan (including, to the extent permitted by law, all direct expenses incurred by the Company or any employer in providing administrative and asset management services and office space to the Plan or otherwise incurred by them in connection with the Plan) shall be expenses of the Plan and shall be paid or reimbursed from Plan assets in accordance with the terms of the trust agreement or agreements between the Company and the Trustees.

    8.10 Liabilities and Responsibilities of the Trustee, Investment Committee and Employers. Any final judgment or decree which may be rendered against the Plan, the Trustee, the Investment Committee or any other fiduciary with respect to the Plan which is not predicated upon a breach of fiduciary responsibility shall be satisfied from the Plan assets, and not from the individual assets of the Trustee, the members of the Investment Committee or other fiduciaries. No employer shall have any responsibility or liability whatsoever with reference to the management or conduct of the business of the Plan, or for any act or failure to act on the part of the Trustee, any member of the Investment Committee, any Investment Manager or any other fiduciary or their agents and employees.

                            SECTION 9
                       General Provisions

    9.1 Action by Company. Any action required or permitted to be taken by the Company under the provisions hereof shall be by resolution of its Board of Directors, resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by its Board of Directors or any such committee.

    9.2 Waiver of Notice. Any notice required hereunder may be waived by the person entitled to such notice.

    9.3 Controlling Law. Except to the extent superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

    9.4 Employment Rights. The provisions of the Plan do not constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the employers or any right or claim to any benefit under the Plan unless such right or claim is specifically accrued under the provisions of the Plan.

    9.5 Litigation by Participants. If a legal action begun against the Trustee, the Plan Administrator, any employers, the Investment Committee or any member or members thereof, or their agents, or an Investment Manager, by or on behalf of any person results adversely to such person, or if a legal action arises because of conflicting claims to the benefits of a participant or beneficiary, the cost to the Trustee, the Plan Administrator, the employers, the Investment Committee or any member or members thereof or their agents, or any Investment Manager of defending such action shall be charged, to the extent permitted by law, to the sums, if any, which were involved in the action or were payable to the participant or beneficiary concerned.

    9.6 Absence of Guarantee. Neither the Trustee nor the Investment Committee nor any members thereof, nor any Investment Manager, nor any employer in any way guarantees the assets of the Plan from loss or depreciation. Unless otherwise required by law, the liability of the Trustee, the Plan Administrator, the Investment Committee, any Investment Manager or any other person to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

    9.7 Evidence. Evidence required of anyone under the provisions of the Plan may be by certificate, affidavit, document or other information which the person acting in reliance thereon considers pertinent and reliable and to have been signed, made or presented by the proper party or parties.

    9.8 Information to be Furnished by Participants and Employers. Each participant and beneficiary entitled to benefits under the Plan shall furnish the Trustee and the Plan Administrator with such documents, evidence, data or information as the Trustee and the Plan Administrator consider necessary or desirable for purposes of administering the Plan. The employers shall furnish the Trustee and the Plan Administrator with such data and information within their possession as the Trustee and the Plan Administrator may deem necessary or desirable in order to administer the Plan. The records of the employers as to an employee's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and compensation will be conclusive on all persons.

    9.9 Uniform Rules. The plan shall be administered on a reasonable and nondiscriminatory basis and uniform rules shall be applied to all persons similarly situated.

    9.10 Claims Review. The Plan Administrator shall establish a claims review procedure which:

    (a) Gives notice in writing to any participant or beneficiary whose request for benefits had been wholly or partially denied;

    (b)  States the specific reason for such denial; and

    (c) Affords a reasonable opportunity to such participant and beneficiary for a full and fair review of any decision.


The Plan Administrator or any person or persons as he may designate shall review and make decisions on claim denials.

    9.11 Inspection of Plan Records. No participant in the Plan, other than one who may be utilized by the Trustee or the Plan Administrator in order to perform their respective duties under the Plan, shall have any right to inspect the records of the Plan relating to the accounts of any other participant.

                           SECTION 10
                    Amendment and Termination

    10.1 Amendment, Termination and Discontinuance of the Employers' Contribution by Company. The Company by action of its Board of Directors, or by an administrative committee duly authorized and appointed by the Board of Directors, may amend the provisions hereof (including any Supplement) from time to time. The Company, by action of its Board of Directors, may terminate the Plan, as applied to all employers, at any time, and may permanently discontinue the Employers' Contribution at any time. No amendment, termination or discontinuance of the Employers' Contribution shall vest in any employer any right, title or interest in or to the assets of the Plan, or allow any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of participants and their beneficiaries; and except that the Plan provisions contained in section 4 and subsections 6.5, 6.7, C-6, C-7 and C-8 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.

    10.2 Withdrawal from Plan. An employer (other than the Company) or a division of the Company or of another employer shall be deemed to have withdrawn from the Plan:

    (a) On the date such employer is judicially declared bankrupt or insolvent; or

    (b) On the date such employer ceases to be a member of the controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) that includes the Company; or

    (c) On the date such employer or division is sold, merged into, consolidated with, liquidated into, or otherwise transferred to a firm, person or corporation (other than the Company or another employer hereunder) any such employer or division so sold, merged, consolidated, liquidated or transferred being referred to below as a "withdrawing employer" or "withdrawing division."


    10.3 Effect of Withdrawal. If any employer other than the Company or any division withdraws from the Plan (or is deemed to have withdrawn from the Plan pursuant to subsection 10.2), and if subsection 10.4 does not apply, then, to the extent permitted by law, the assets of the Plan representing the interests therein of participants who do not concurrently enter into the employ of one of the other employers shall be distributed to them as soon as practicable. The interests in the Plan of all participants formerly employed by a withdrawing employer or withdrawing division who, concurrent with such withdrawal, enter into the employ of one of the other employers shall be retained in the Plan for distribution in accordance with its terms and such participants shall be eligible to continue to participate in the Plan.

    10.4 Transfer to Other Qualified Trust. If any employer or division withdraws from the Plan (or is deemed to have withdrawn from the Plan pursuant to subsection 10.2) and at the time of withdrawal, or within six months thereafter (or within such longer period as the Trustee may deem appropriate under the circumstances) such withdrawing employer or the transferee of the assets of any withdrawing employer or withdrawing division either is maintaining, or has established, another "qualified trust" within the meaning of section 401(a) of the Internal Revenue Code, as amended, to which assets representing the interest in the Plan of participants who are continuing in the employ of such withdrawing employer or transferee may be transferred for their benefit, then subject to the provisions of subsection 10.5, the assets of the Plan representing the interest of such participants shall be transferred to such other qualified trust.

    10.5 Fund Merger, Consolidation, etc. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan or trust which is a qualified plan or trust within the meaning of the Internal Revenue Code, as amended, each participant's benefits under such transferee plan, if such transferee plan were terminated immediately following such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

    10.6 Termination of Plan. If the Plan, as applied to all employers, is terminated by the Company, and if subsection 10.4 does not apply, then no other employees of the employers shall be eligible to become participants in the Plan and, to the extent permitted by law, the assets of the Plan shall be distributed as soon as practicable to all participants and beneficiaries of participants on the basis of their respective interests therein.

                          SUPPLEMENT A

                               TO

               THE SAVINGS AND PROFIT SHARING FUND

                       OF SEARS EMPLOYEES

                   (Effective January 1, 1983)


           Tax Credit Employee Stock Ownership Feature

    Effective as of January 1, 1983 a tax credit employee stock ownership feature (the "ESOF") was added to the Plan in the form of Supplement A thereto. ESOF "Stock Ownership Contributions" were made in accordance with such Supplement A for plan years ending after December 31, 1982 and before January 1, 1987. The ESOF was terminated as of December 20, 1989 and the Supplement A Shares Fund, to which Company stock held under the ESOF was credited, was merged into and made part of the Company Shares Fund.

    As a result of the spinoff of DWDC from the Company on June 30, 1993, the Company Shares which had been credited to the Supplement A Shares Fund were converted into Company Shares and shares of DWDC ("ESOF DWDC Shares") that were received as dividends with respect to such Company Shares. Each participant's ESOF DWDC Shares were, as soon as possible following June 30, 1993 as was consistent with prudent investment standards as determined by the former Institutional Trustee, sold and the proceeds of such sales were applied to the purchase of Company Shares.

                          SUPPLEMENT B

                               TO

               THE SAVINGS AND PROFIT SHARING FUND

                       OF SEARS EMPLOYEES



                   (Effective January 1, 1984)

                Special Rules for Top-Heavy Plans

    B-1. Purpose and Effect. The purpose of this Supplement B is to comply with the requirements of section 416 of the Internal Revenue Code of 1986. The provisions of this Supplement B shall be effective for each plan year beginning after December 31, 1983 in which the Plan is a "top-heavy plan" within the meaning of section 416(g) of the Internal Revenue Code.

    B-2. Top-Heavy Plan. In general, the Plan will be a top-heavy plan for any year if, as of the last day of the preceding plan year (the "determination date"), the aggregate account balances of participants who are key employees (as defined in section 416(i)(l) of the Internal Revenue
Code) exceed 60 percent of the aggregate account balances of all participants. In making the foregoing determination, the following special rules shall apply:

    (a) A participant's account balances shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date.

    (b) The account balances of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded.

    (c) The accounts of a beneficiary of a participant shall be considered accounts of the participant.

    B-3. Key Employee. In general, a "key employee" is a participant who, at any time during the 5-year period ending on the determination date, is:

         (a) an officer of an employer (provided that only the 50 highest-paid participants shall be considered officers);

         (b) one of the ten participants owning the largest interests in the employers;

         (c)  a 5-percent owner of an employer; or

         (d) a 1 percent owner of an employer receiving annual compensation from an employer of more than $150,000.

    B-4. Minimum Employers' Contribution. For any plan year in which the Plan is a top-heavy plan, the Employers' Contribution credited to each participant who is not a key employee shall not be less than 3 percent of such participant's compensation for that year. In no event, however, shall the Employer's Contribution be credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's compensation) exceed the maximum Employers' Contribution credited in that year to a key employee (expressed as a percentage of such key employee's compensation up to $200,000).

    B-5. Maximum Earnings. For any plan year in which the Plan is a top-heavy plan, a participant's earnings in excess of $200,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that plan year) shall be disregarded for purposes of subsection 6.5 of the Plan.

    B-6. Commencement of Distributions. Payment of a key employee's benefits must be made (or installment payments must commence) no later than the first December 31 on which both of the following have occurred:

         (a)  The Plan is then a top-heavy plan; and          (b)  the key
employee has attained age 70-1/2.

    B-7. Aggregation of Plans. In accordance with section 416(g)(2) of the Internal Revenue Code, other plans maintained by the employers may be required or permitted to be aggregated with the Plan for purposes of determining whether the Plan is a top-heavy plan.

    B-8. No Duplication of Benefits. If the employer maintains more than one plan, the minimum Employers' Contribution otherwise required under paragraph B-4 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.

    B-9. Adjustment of Combined Benefit Limitations. For any plan year in which the Plan is a top-heavy plan, the determination of the Defined Contribution Fraction and Defined Benefit Fraction under subsection 6.6 of the Plan shall be adjusted in accordance with the provisions of section 416(h) of the Internal Revenue Code.

    B-10.Use of Terms. All terms and provisions of the Plan shall apply to this Supplement B, except that where the terms and provisions of the Plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern.

                          SUPPLEMENT C

                               TO

               THE SAVINGS AND PROFIT SHARING FUND

                       OF SEARS EMPLOYEES

                  (Effective December 20, 1989)

              EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

    C-1 Purpose. The purpose of this Supplement C to the Plan is to set forth the terms of the Plan as applied to the portion of the ESOP attributable to ESOP Loans as described in subsection C-4.

    C-2 Effective Date. The effective date of this Supplement C is December 20, 1989.

    C-3 Participation. Each participant in the Plan on the Effective Date of this Supplement C shall immediately become a participant in this Supplement C. Every other person who thereafter becomes a participant in the Plan shall at the same time become a participant in this Supplement C.

    C-4 ESOP Loans. The Trustee is authorized to incur debt (an "ESOP Loan") for the purpose of acquiring Company Shares or for the purpose of repaying all or any portion of any outstanding ESOP Loan. The terms of any ESOP Loan shall be subject to the conditions and restrictions set forth in the applicable provisions of the trust agreement or agreements between the Company and the Trustee. Company Shares acquired with the proceeds of an ESOP Loan shall be held in a Supplement C Shares Fund and shall be credited to a "Suspense Account" until released in accordance with subsection C-7. The Plan Administrator shall maintain or cause to be maintained a Supplement C Shares account in the name of each participant to reflect his interest in the Supplement C Shares Fund and the portion thereof which is attributable to each ESOP Loan.

    C-5 Supplement C Cash Equivalents Fund. All cash dividends on Company Shares held in the Supplement C Shares Fund which are not allocated to participants' accounts or, in the case of allocated shares, which the Company directs are to be used to make payments on ESOP Loans and all Employers' Contributions made under subsection C-6 with respect to plan years beginning on or after January 1, 1990 shall be credited to the Supplement C Cash Equivalents Fund pending their application to ESOP Loan payments. Except as provided under paragraph 7.1(d), all such dividends and all earnings of the Supplement C Cash Equivalents Fund shall be used to make principal payments on outstanding ESOP Loans to the extent then due. In the event that the amount of such dividends and earnings exceeds the amount of principal payable on that date, the excess shall be applied until exhausted to interest payable on that date, and principal and interest payments due thereafter. Notwithstanding the preceding sentences of this subsection C-5, in lieu of making payments on outstanding ESOP Loans, the Investment Committee may direct that all or any amount of cash dividends received with respect to Company Shares allocated to participants' Supplement C Shares accounts shall be credited proportionately to such participants' Company Shares Cash Equivalents accounts pending investment in the Company Shares Fund. Any amount that is applied to make a payment on an outstanding ESOP Loan after the last day of a plan year (the "prior plan year"), but on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year in which the last day of such prior plan year occurs, may be designated by the employers as a payment with respect to such prior plan year.

    C-6 Employers' Contribution. For each plan year beginning on or after January 1, 1990, employers shall make contributions under this subsection C-6 which, after taking into account the use of dividends and earnings in accordance with subsection C-5, are sufficient to meet all scheduled payments of principal and interest on outstanding ESOP loans. The Employers' Contribution otherwise required by subsection 4.1 for any plan year shall be reduced by the fair market value (determined as of December 31 of that plan year) of the Company Shares allocated to the Supplement C Shares accounts of participants in accordance with paragraph C-8(b). In addition to the foregoing contributions, in any plan year, the employers may make supplemental contributions to be used by the Trustees to prepay any ESOP loan, to pay expenses of the Plan and any related trust and to satisfy the dividend requirements for that year with respect to Company Shares allocated to participants' Supplement C Shares accounts. All Employers' Contributions for plan years beginning on or after January 1, 1990 shall be used to make payments on ESOP Loans to the extent required to meet any scheduled payments of principal and interest after taking into account the use of dividends and earnings in accordance with subsection C-5.

    C-7 Release of Company Shares From Suspense Account. As of the last day of each plan year, or of each calendar quarter in the case of Company Shares allocable for the year as dividend replacements under paragraph C-8(a), throughout the duration of an ESOP Loan, a portion of the Company Shares acquired with the proceeds of such ESOP Loan shall be withdrawn from the Suspense Account and allocated to eligible participants' Supplement C Shares accounts in accordance with the provisions of subsection C-8.

    (a) Subject to the provisions of paragraph (b) below, the number of Company Shares which shall be released from the Suspense Account for any plan year (calculated separately with respect to each ESOP Loan) shall be equal to the product of:

         (i) the number of Company Shares acquired with the proceeds of the ESOP Loan which are then held in the Suspense Account;
        MULTIPLIED BY

         (ii) a fraction, the numerator of which is the amount of principal and interest paid on that loan for that plan year and the denominator of which is the amount of principal and interest paid or payable on that loan for that plan year and for all future years; provided, however, that with respect to the 1995 plan year there shall be excluded from both the numerator and denominator of such fraction that portion of the interest paid for the period January 1, 1995, through June 30, 1995 ("first half 1995 interest") that is equal to a fraction the numerator of which is the number of released shares attributable to first half 1995 interest (determined under this subsection C-7(a) without regard to this proviso) that are allocable to participants in the Plan who became participants in the Allstate Plan as of June 30, 1995, and the denominator of which is the total number of released shares attributable to first half 1995 interest (determined under this subsection C-7(a) without regard to this proviso).

         For purposes of determining the fraction in (ii), if the interest rate under the ESOP Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of the plan year.

    (b) Notwithstanding the provisions of paragraph (a) above, if provided by the terms of an ESOP Loan or directed by the Investment Committee prior to the first payment of principal or interest on any ESOP Loan, the number of Company Shares attributable to such ESOP Loan which are withdrawn from the Suspense Account for any plan year shall be proportionate to principal payments only, provided that:

         (i) such withdrawal is consistent with the provisions of the ESOP Loan with respect to the release of Company Shares as collateral, if any, for such loan;

         (ii) the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

        (iii) interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

         (iv) the term of the ESOP Loan, together with any renewal, extension or refinancing thereof, does not exceed ten years.

    C-8. Allocation and Crediting of Company Shares to Supplement C Shares Fund Accounts and Application to Plan Limitations. Company Shares released from the Suspense Account during any plan year shall be allocated and credited as follows:

    (a) To the extent that dividends on Company Shares previously allocated to the Supplement C Shares account of a participant have been used to make payments on an ESOP Loan, such account shall be credited with Company Shares with a fair market value determined as of the last day of the month preceding the month of the dividend payment date equal to the amount of such dividend.

    (b) As of each December 31, any Company Shares released from the Suspense Account that are attributable to payments made on ESOP Loans for the plan year ending on that date (including payments made after such December 31 that are designated as payments with respect to the plan year ending on such December 31 pursuant to subsection C-5) and not credited in accordance with paragraph (a) shall be credited to the Supplement C Shares accounts of eligible participants pursuant to subsection 6.5, except to the extent that any such allocations would duplicate advancements credited in accordance with subparagraph 6.5(a)(v).

    (c) For purposes of subsection 6.6 of the Plan, Employers' Contributions for any plan year which are utilized to make any payment of principal or interest on an ESOP Loan shall be deemed to have been allocated among participants in the same ratios as the number of Company Shares released from the Suspense Account are credited in accordance with paragraph (b) above, without regard to the value of the Company Shares released from the Suspense Account.

    (d) All Company Shares allocated to participants in accordance with paragraph (b) above shall be treated as Employers' Contributions for purposes of subsection 3.3 and as "Matching Contributions" for purposes of section 401(m) of the Internal Revenue Code.

    C-9 Withdrawal Elections by Participants. Notwithstanding any more restrictive provision of the Plan to the contrary, a qualified participant (as defined below) may make the elections as set forth in this subsection C-9.

    (a) A participant during each of his qualified election periods (as defined below), may elect to withdraw not more than 25 percent (50 percent in the case of his last qualified election period) of the sum of his entire interest in the ESOP portion of the Plan (including his Company Shares account, Supplement C Shares account, DWDC Shares account and Allstate Shares account) plus his prior withdrawals under this subsection C-9; provided, however, that the portion of a participant's ESOP interest that is subject to election under this paragraph for any qualified election period shall be reduced by the portion of his ESOP interest that was previously withdrawn pursuant to this subsection C-9.

    (b)  Any election made in accordance with the provisions of paragraph
(a) next above with respect to any qualified election period shall be given effect not later than 90 days after the end of that qualified election period.

    (c) Any participant election required under this subsection shall be by writing filed with the Plan Administrator in such form as the Plan Administrator may require.

    (d) For purposes of this subsection, the term "qualified participant" means an employee who has completed at least ten years of participation in the ESOP, commencing on or after January 1, 1983 and has attained at least age 55.

    (e) For purposes of this subsection, "qualified election periods" shall include the 90-day period immediately following the last day of the first plan year in which the participant becomes a qualified participating employee, and the 90-day period following each of the five subsequent plan years.

    (f) The provisions of this subsection C-9 shall not apply to any participant if the value of the Company Shares, DWDC shares and Allstate shares allocated to such participant in the ESOP portion of the Plan (determined as of the end of the month immediately preceding the first day on which the participant would otherwise be entitled to make an election under this subsection) is $500 or less.

    C-10 Fair Market Value. For purposes of this Supplement C, the "fair market value" of a Company Share or a share of DWDC or Allstate as of any date means the closing price of a share of such stock on that date as reported in a summary of composite transactions for stocks listed on the New York Stock Exchange, unless such date is not a trading date, in which case it means the closing price as reported on the most recent trading date.

                           APPENDIX A

    The following describes the directly- or indirectly-owned subsidiaries which are to be excluded in applying the provisions of subsection 4.3 of the Plan in determining Net Income of the Company:

    - The group of companies commonly referred to as "Sears Specialty Merchandising" and their wholly-owned subsidiaries.